EXHIBIT 4-E




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                         CREDIT AGREEMENT

                    dated as of March 6, 1995

                              among

                        FRED MEYER, INC.,

                  VARIOUS FINANCIAL INSTITUTIONS

                               and

                     THE BANK OF NOVA SCOTIA,
                             as Agent

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
                        TABLE OF CONTENTS
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SECTION 1  DEFINITIONS AND INTERPRETATION. . . . . . . . . . .  1
     1.1   Definitions . . . . . . . . . . . . . . . . . . . .  1
     1.2   Computations; Changes in GAAP . . . . . . . . . . . 11
     1.3   Cross-References; Section Caption . . . . . . . . . 11

SECTION 2  COMMITMENTS OF THE LENDERS; TYPES OF LOANS;
           BORROWING AND CONVERSION PROCEDURES.. . . . . . . . 12
     2.1   Syndicated Loans. . . . . . . . . . . . . . . . . . 12
           2.1.1    Commitments. . . . . . . . . . . . . . . . 12
           2.1.2    Types of Syndicated Loans. . . . . . . . . 12
           2.1.3    Borrowing Procedures . . . . . . . . . . . 12
           2.1.4    Continuation and Conversion Procedures . . 13
           2.1.5    Warranty upon Conversion or Continuation . 13
           2.1.6    Conditions . . . . . . . . . . . . . . . . 13
           2.1.7    Pro Rata Treatment . . . . . . . . . . . . 13
           2.1.8    Commitments Several. . . . . . . . . . . . 13
     2.2   Competitive Bid Loans . . . . . . . . . . . . . . . 14
           2.2.1    The Company May Request Offers . . . . . . 14
           2.2.2    Types of Competitive Bid Loans . . . . . . 14
           2.2.3    Bid Procedure. . . . . . . . . . . . . . . 14
           2.2.4    Borrowing Procedure. . . . . . . . . . . . 18
           2.2.5    Repayment of Competitive Bid Loans . . . . 18
           2.2.6    No Effect on Commitment. . . . . . . . . . 18
     2.3   Extension of Termination Date . . . . . . . . . . . 18

SECTION 3  NOTES EVIDENCING LOANS. . . . . . . . . . . . . . . 19
     3.1   Notes . . . . . . . . . . . . . . . . . . . . . . . 19
           3.1.1    Syndicated Loan Notes. . . . . . . . . . . 19
           3.1.2    Competitive Bid Loan Notes . . . . . . . . 19
     3.2   Recordkeeping . . . . . . . . . . . . . . . . . . . 19

SECTION 4  INTEREST. . . . . . . . . . . . . . . . . . . . . . 19
     4.1   Interest Rates. . . . . . . . . . . . . . . . . . . 19
           4.1.1    Syndicated Loans . . . . . . . . . . . . . 19
           4.1.2    Competitive Bid Loans. . . . . . . . . . . 20
     4.2   Interest Payment Dates. . . . . . . . . . . . . . . 20
     4.3   Setting and Notice of Eurodollar Rates and
           Eurodollar Competitive Bid Rates. . . . . . . . . . 20
     4.4   Computation of Interest . . . . . . . . . . . . . . 21

SECTION 5  FEES. . . . . . . . . . . . . . . . . . . . . . . . 21
     5.1   Facility Fee. . . . . . . . . . . . . . . . . . . . 21
     5.2   Agent's Fee . . . . . . . . . . . . . . . . . . . . 21

SECTION 6  REDUCTION OR TERMINATION OF THE COMMITMENTS;
           PREPAYMENTS . . . . . . . . . . . . . . . . . . . . 21
     6.1   Reduction or Termination of the Commitments . . . . 21
     6.2   Prepayments . . . . . . . . . . . . . . . . . . . . 22

SECTION 7  MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES . . 22
     7.1   Making of Payments. . . . . . . . . . . . . . . . . 22
     7.2   Application of Certain Payments . . . . . . . . . . 22
     7.3   Due Date Extension. . . . . . . . . . . . . . . . . 22
     7.4   Setoff. . . . . . . . . . . . . . . . . . . . . . . 23
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     7.5   Proration of Payments on Syndicated Loans . . . . . 23
     7.6   Taxes . . . . . . . . . . . . . . . . . . . . . . . 23

SECTION 8  INCREASED COSTS; SPECIAL PROVISIONS FOR
           EURODOLLAR LOANS. . . . . . . . . . . . . . . . . . 25
     8.1   Increased Costs . . . . . . . . . . . . . . . . . . 25
     8.2   Basis for Determining Interest Rate Inadequate
           or Unfair . . . . . . . . . . . . . . . . . . . . . 26
     8.3   Changes in Law Rendering Eurodollar Loans
           Unlawful. . . . . . . . . . . . . . . . . . . . . . 26
     8.4   Funding Losses. . . . . . . . . . . . . . . . . . . 27
     8.5   Right of Lenders to Fund through Other Offices. . . 27
     8.6   Discretion of Lenders as to Manner of Funding . . . 27
     8.7   Mitigation of Circumstances; Replacement of
           Affected Lender or Objecting Lender . . . . . . . . 28
     8.8   Conclusiveness of Statements; Survival of
           Provisions. . . . . . . . . . . . . . . . . . . . . 28

SECTION 9  WARRANTIES. . . . . . . . . . . . . . . . . . . . . 29
     9.1   Organization, etc . . . . . . . . . . . . . . . . . 29
     9.2   Authorization; No Conflict. . . . . . . . . . . . . 29
     9.3   Validity and Binding Nature . . . . . . . . . . . . 29
     9.4   Financial Information . . . . . . . . . . . . . . . 29
     9.5   No Material Adverse Change. . . . . . . . . . . . . 29
     9.6   Litigation and Contingent Liabilities . . . . . . . 30
     9.7   Ownership of Properties; Liens. . . . . . . . . . . 30
     9.8   Subsidiaries. . . . . . . . . . . . . . . . . . . . 30
     9.9   Pension and Welfare Plans . . . . . . . . . . . . . 30
     9.10  Regulated Industry. . . . . . . . . . . . . . . . . 30
     9.11  Regulations G, U and X. . . . . . . . . . . . . . . 30
     9.12  Taxes . . . . . . . . . . . . . . . . . . . . . . . 30
     9.13  Environmental and Safety and Health Matters . . . . 31
     9.14  Compliance with Law . . . . . . . . . . . . . . . . 31
     9.15  Information . . . . . . . . . . . . . . . . . . . . 31

SECTION 10  COVENANTS. . . . . . . . . . . . . . . . . . . . . 31
     10.1  Reports, Certificates and Other Information . . . . 31
           10.1.1   Audit Report . . . . . . . . . . . . . . . 31
           10.1.2   Interim Reports. . . . . . . . . . . . . . 32
           10.1.3   Compliance Certificate . . . . . . . . . . 32
           10.1.4   Reports to SEC . . . . . . . . . . . . . . 32
           10.1.5   Notice of Default, Litigation and ERISA
                    Matters. . . . . . . . . . . . . . . . . . 32
           10.1.6   Subsidiaries . . . . . . . . . . . . . . . 32
           10.1.7   Other Information. . . . . . . . . . . . . 33
     10.2  Books, Records and Inspections. . . . . . . . . . . 33
     10.3  Insurance . . . . . . . . . . . . . . . . . . . . . 33
     10.4  Compliance with Law; Payment of Taxes and
           Liabilities . . . . . . . . . . . . . . . . . . . . 33
     10.5  Maintenance of Existence, etc . . . . . . . . . . . 33
     10.6  Financial Ratios and Restrictions . . . . . . . . . 33
           10.6.1   Minimum Consolidated Tangible Net Worth. . 33
           10.6.2   Long-Term Liabilities to Net Worth Ratio . 34
           10.6.3   Fixed Charge Coverage Ratio. . . . . . . . 34
     10.7  Limitation on Liens . . . . . . . . . . . . . . . . 34
     10.8  Debt. . . . . . . . . . . . . . . . . . . . . . . . 35
     10.9  Guaranties, Loans and Advances. . . . . . . . . . . 36
     10.10 Mergers, Consolidations, Sales. . . . . . . . . . . 36
     10.11 Company's and Subsidiaries' Stock . . . . . . . . . 37
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     10.12 Unconditional Purchase Obligations. . . . . . . . . 37
     10.13 Employee Benefit Plans. . . . . . . . . . . . . . . 37
     10.14 Purchase or Redemption of Company's Securities;
           Dividend Restriction. . . . . . . . . . . . . . . . 37
     10.15 Use of Proceeds . . . . . . . . . . . . . . . . . . 38

SECTION 11 CONDITIONS OF LENDING . . . . . . . . . . . . . . . 38
     11.1  Initial Loan. . . . . . . . . . . . . . . . . . . . 38
           11.1.1   Notes. . . . . . . . . . . . . . . . . . . 38
           11.1.2   Resolutions. . . . . . . . . . . . . . . . 38
           11.1.3   Consents, etc. . . . . . . . . . . . . . . 38
           11.1.4   Incumbency and Signature Certificates. . . 39
           11.1.5   Opinion of Counsel for the Company . . . . 39
           11.1.6   Other. . . . . . . . . . . . . . . . . . . 39
     11.2  All Loans . . . . . . . . . . . . . . . . . . . . . 39
           11.2.1   No Default . . . . . . . . . . . . . . . . 39
           11.2.2   Confirmatory Certificate . . . . . . . . . 39

SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT. . . . . . . . . 39
     12.1  Events of Default . . . . . . . . . . . . . . . . . 39
           12.1.1   Non-Payment of the Loans, etc. . . . . . . 39
           12.1.2   Non-Payment of Other Debt. . . . . . . . . 39
           12.1.3   Other Material Obligations . . . . . . . . 40
           12.1.4   Bankruptcy, Insolvency, etc. . . . . . . . 40
           12.1.5   Non-Compliance with Provisions of This
                    Agreement. . . . . . . . . . . . . . . . . 40
           12.1.6   Warranties . . . . . . . . . . . . . . . . 40
           12.1.7   Pension Plans. . . . . . . . . . . . . . . 40
           12.1.8   Withdrawal Liability Under Multiemployer
                    Plans. . . . . . . . . . . . . . . . . . . 41
           12.1.9   Judgments and Attachments. . . . . . . . . 41
           12.1.10 Change in Control . . . . . . . . . . . . . 41
     12.2  Effect of Event of Default. . . . . . . . . . . . . 41

SECTION 13 THE AGENT . . . . . . . . . . . . . . . . . . . . . 41
     13.1  Authorization . . . . . . . . . . . . . . . . . . . 41
     13.2  Indemnification . . . . . . . . . . . . . . . . . . 41
     13.3  Exculpation . . . . . . . . . . . . . . . . . . . . 42
     13.4  Credit Investigation. . . . . . . . . . . . . . . . 42
     13.5  Agent and Affiliates. . . . . . . . . . . . . . . . 42
     13.6  Action on Instructions of the Required Lenders. . . 42
     13.7  Funding Reliance. . . . . . . . . . . . . . . . . . 43
     13.8  Resignation . . . . . . . . . . . . . . . . . . . . 43

SECTION 14 GENERAL . . . . . . . . . . . . . . . . . . . . . . 44
     14.1  Waiver; Amendments. . . . . . . . . . . . . . . . . 44
     14.2  Confirmations . . . . . . . . . . . . . . . . . . . 44
     14.3  Notices . . . . . . . . . . . . . . . . . . . . . . 44
     14.4  Subsidiary References . . . . . . . . . . . . . . . 45
     14.5  Regulation U. . . . . . . . . . . . . . . . . . . . 45
     14.6  Costs, Expenses and Taxes . . . . . . . . . . . . . 45
     14.7  Indemnification by the Company. . . . . . . . . . . 45
     14.8  Successors and Assigns. . . . . . . . . . . . . . . 46
     14.9  Assignments; Participations . . . . . . . . . . . . 46
           14.9.1   Assignments. . . . . . . . . . . . . . . . 46
           14.9.2   Participations . . . . . . . . . . . . . . 47
     14.10 Governing Law . . . . . . . . . . . . . . . . . . . 48
     14.11 Counterparts. . . . . . . . . . . . . . . . . . . . 48
     14.12 Forum Selection and Consent to Jurisdiction . . . . 48

     14.13 Maximum Interest Rate . . . . . . . . . . . . . . . 49
     14.14 Waiver of Jury Trial. . . . . . . . . . . . . . . . 49
     14.15 Oregon Legal Notice . . . . . . . . . . . . . . . . 50


SCHEDULE I   Commitments and Percentages
SCHEDULE II  Schedule of Subsidiaries

EXHIBIT A  Form of Competitive Bid Quote Request (Section 2.2.3)
EXHIBIT B  Form of Invitation for Competitive
           Bid Quotes (Section 2.2.3)
EXHIBIT C  Form of Competitive Bid Quote (Section 2.2.3)
EXHIBIT D  Form of Competitive Bid Loan
           Acknowledgment (Section 2.2.3)
EXHIBIT E  Form of Competitive Bid Loan
           Confirmation (Section 2.2.3)
EXHIBIT F  Form of Extension Request (Section 2.3)
EXHIBIT G  Form of Syndicated Loan Note (Section 3.1)
EXHIBIT H  Form of Competitive Bid Loan Note (Section 3.1)
EXHIBIT I  Form of Opinion of Counsel for
           the Company (Section 11.1.5)
EXHIBIT J  Form of Assignment Agreement (Section 14.9.1)

                         CREDIT AGREEMENT
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     This CREDIT AGREEMENT, dated as of March 6, 1995 (as amended or otherwise modified from time to time, this "Agreement"), is entered into among FRED MEYER, INC., a Delaware corporation (the "Company"), the undersigned financial institutions (collectively the "Lenders" and individually each a "Lender") and THE BANK OF NOVA SCOTIA, by and through its Portland, Oregon Branch (in its individual capacity, together with its successors, "Scotiabank"), as agent for the Lenders.

     In consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1   DEFINITIONS AND INTERPRETATION.

     1.1   Definitions. When used herein the following terms
           -----------
shall have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

     Affected Lender means any Lender that has given notice to the Company (which has not been rescinded) of (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstance of the nature described in Section 8.2 or 8.3.

     Affected Loan - see Section 8.3.

     Agent means Scotiabank in its capacity as agent for the Lenders hereunder and any successor thereto in such capacity.

     Agreement - see the Preamble.

     Alternate Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.50% and (b) the Base Rate.

     Alternate Base Rate Loan means any Loan which bears interest at or by reference to the Alternate Base Rate.

     Assets Purchase Agreement means the Assets Purchase
Agreement dated as of September 25, 1981, among the Company, FMI
Acquisition Corporation and Fred Meyer Real Estate Properties,
Ltd., as it may be amended from time to time.

     Assignee - see Section 14.9.1.

     Assignment Agreement - see Section 14.9.1.

     Base Rate means at any time the rate per annum then most recently announced by Scotiabank as its Base Rate at Portland, Oregon.

     Business Day means any day (other than a Saturday or Sunday) on which banks are open for commercial banking business in New

York, New York and Portland, Oregon and, in the case of a Business Day which relates to a Eurodollar Loan or a Eurodollar
Competitive Bid Loan, on which dealings are carried on in the London interbank market.

     Capital Lease means any lease of property (whether real, personal or mixed) which would, in accordance with GAAP, be required to be classified and accounted for on the books of the lessee as a capital lease.

     Change in Control means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as amended) of outstanding shares of voting stock of the Company representing in excess of 50% of voting control of Company, which Person or Persons have beneficial ownership of less than 5% of the outstanding shares of voting stock of the Company as of the date of this Agreement.

     Commitment as to any Lender means the commitment of such Lender to make Syndicated Loans hereunder, as adjusted from time to time pursuant to Section 2.2.2(b), Section 6.1 or Section
14.9. The amount of the initial Commitment of each Lender is set forth on Schedule I.

     Commitment Amount - see Section 2.1.1.

     Company - see the Preamble.

     Competitive Bid Borrowing - see Section 2.2.3.

     Competitive Bid Loan - see Section 2.2.

     Competitive Bid Loan Acknowledgment - see Section 2.2.3.

     Competitive Bid Loan Confirmation - see Section 2.2.3.

     Competitive Bid Loan Limit - see Section 2.2.3.

     Competitive Bid Loan Note - see Section 3.1.2.

     Competitive Bid Quote - see Section 2.2.3

     Competitive Bid Quote Request - see Section 2.2.3.

     Consolidated Long-Term Liabilities means, as of the date of any determination thereof, consolidated Debt for Borrowed Money of the Company and its Subsidiaries, secured or unsecured, (i) payable more than one year from such date, plus (ii) Capital Leases to the extent maturing in a year or less, plus (iii) all other Debt for Borrowed Money not classified as current liabilities in the Company's financial reporting.

     Consolidated Net Tangible Net Worth means Consolidated Tangible Net Worth less (unless otherwise taken into account in determining consolidated net worth) the amounts of payments (whether in cash or issuance of Debt) made to employees in redemption of stock under Management Stock Agreements.

     Consolidated Tangible Net Worth means the consolidated net worth of the Company and its Subsidiaries less (unless otherwise deducted in determining consolidated net worth) the aggregate amount of any intangible assets of the Company and its Subsidiaries, including, without limitation, deferred financing and organizational costs (net of amortization), goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names, but not subtracting from consolidated net worth of the Company and its Subsidiaries the unamortized amount of such intangible assets arising out of the Assets Purchase Agreement and the purchase of Grand Central, Inc. in 1984, as shown on Company's audited consolidated financial statement as at January 29, 1994 referred to in subsection 4.3 (such amount with respect to future calculations thereof to be determined in the same manner as the unamortized amount ($5,523,000) shown on such financial statement dated January 29, 1994).

     Consolidated Total Assets means the total consolidated assets of the Company and its Subsidiaries as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries referred to in Section 9.4 or delivered to the Lenders pursuant to Section 10.1.

     Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all obligations of such Person in respect of Hedging Arrangements, (g) all Suretyship Liabilities of such Person and (h) all Debt (as defined above) of any partnership in which such Person is a general partner. The amount of the Debt of any Person in respect of Hedging Arrangements shall be deemed to be the unrealized net loss position of such Person thereunder (determined for each counterparty individually, but netted for all Hedging Arrangements maintained with such counterparty).

     Debt for Borrowed Money of any Person means all Debt of such Person described in (without duplication) clauses (a), (b), (c),
(d) and, to the extent constituting a Suretyship Liability in respect of Debt for Borrowed Money of another Person, (g) of the definition of Debt.

     Dollar and the sign "$" mean lawful money of the United
States of America.

     Effective Date - see Section 11.1.

     Environmental Laws means the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, and any other federal, state or local statute, law, ordinance, code, rule, regulation order or decree regulating or relating to, or imposing liability or standards of conduct concerning, any hazardous materials or other hazardous or toxic substance, as now or at any time hereafter in effect.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     ERISA Affiliate means any corporation, trade or business that is, along with the Company, a member of a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended, or section 4001 of ERISA.

     Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan or Eurodollar Competitive Bid Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of such Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

     Eurodollar Auction means a solicitation of Competitive Bid
Quotes setting forth Eurodollar Margins based on the Eurodollar
Competitive Bid Rate (Reserve Adjusted) pursuant to Section 2.2.

     Eurodollar Competitive Bid Loans means Competitive Bid Loans the interest rate on which are determined on the basis of Eurodollar Competitive Bid Rates (Reserve Adjusted) pursuant to a
Eurodollar Auction.

     Eurodollar Competitive Bid Rate means with respect to any Eurodollar Competitive Bid Loan for any Interest Period, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of each Reference Lender four Business Days prior to the beginning of such Interest Period by major banks in the interbank eurodollar market as at or about 8:00 a.m., Portland time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Competitive Bid Borrowing for the Interest Period.

     Eurodollar Competitive Bid Rate (Reserve Adjusted) - means, with respect to any Eurodollar Competitive Bid Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

     Eurodollar Competitive Bid Rate  =  Eurodollar Competitive Bid Rate
           (Reserve Adjusted)            ---------------------------------
                                         1-Eurocurrency Reserve Percentage

     Eurodollar Loan means any Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve
Adjusted).

     Eurodollar Margin - see Section 2.2.3(c).

     Eurodollar Office means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the Eurodollar Loans of such Lender hereunder or such other office or offices through which such Lender determines its Eurodollar Rate or Eurodollar Competitive Bid Rate. A Eurodollar Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

     Eurodollar Rate means with respect to any Eurodollar Loan for any Interest Period, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of each Reference Lender two Business Days prior to the beginning of such Interest Period by major banks in the interbank eurodollar market as at or about 8:00 a.m., Portland time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Loan of such Reference Lender for such Interest Period.

     Eurodollar Rate (Reserve Adjusted) - means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum
(rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

           Eurodollar Rate    =    Eurodollar Rate
           (Reserve Adjusted)      ------------------
                                   1-Eurocurrency
                                   Reserve Percentage

     Event of Default means any of the events described in
Section 12.1.

     Excluded Taxes - see Section 7.6

     Exemption Agreement - see Section 7.6

     Exemption Representation - see Section 7.6

     Extension Request - see Section 2.3.

     Federal Funds Rate means, for any day, the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate". If such rate is not published in the Composite 3:30 p.m. Quotations for any Business Day, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York City time, on such day by each of three leading brokers of Federal funds transactions in New York City, selected by the Agent. The rate for any day which is not a Business Day shall be the rate for the immediately preceding Business Day.

     Fiscal Quarter means any fiscal quarter of a Fiscal Year.

     Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the period of approximately
12 months ending on the Saturday closest to January 31 in each year.

     Fixed Charge Coverage Ratio means, as of the last day of any Fiscal Quarter, the ratio of (a) the sum of the Company's consolidated net earnings before interest expense, taxes, depreciation and amortization for the period of four Fiscal Quarters ending on such day plus the Company's consolidated rental expense on operating leases for such period to (b) the sum of (i) the Company's consolidated interest expense for such period plus (ii) the Company's consolidated rental expense on operating leases for such period plus (iii) the amount classified as the current portion of all long-term debt (excluding, if applicable, the Loans) and lease obligations of the Company and its Subsidiaries on a consolidated balance sheet prepared on such day.

     GAAP means those generally accepted accounting principles as in effect from time to time in the United States of America.

     Group - see Section 2.1.2.

     Hedging Arrangement means any interest rate swap, cap or collar agreement, currency swap agreement, commodity swap agreement or other arrangement designed to hedge interest rate and/or currency risk or changes in commodity prices.

     Indemnified Liabilities - see Section 14.7

     Interest Period means

           (a) with respect to any Eurodollar Loan, the period commencing on and including the date such Loan is made or is converted from an Alternate Base Rate Loan, or on the last day of the immediately preceding Interest Period for such Loan, and ending on, but excluding, the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company shall specify in the related notice of borrowing, conversion or continuation pursuant to Section 2.1.3 or 2.1.4; provided, however, that

                    (i)  if an Interest Period would otherwise
           end on a day which is not a Business Day, such Interest Period shall end on the immediately succeeding Business Day (unless such succeeding Business Day would be the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day);

                    (ii) each Interest Period that commences on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month shall end on the last Business Day of the appropriate subsequent calendar month; and

                    (iii) the Company may not select any
           Interest Period which extends beyond the scheduled
           Termination Date;

           (b) with respect to any Eurodollar Competitive Bid Loan, the period commencing on and including the date such Eurodollar Competitive Bid Loan is made and ending on, but excluding, the numerically corresponding day in the first, second, or third calendar month thereafter, as the Company may select as provided in Section 2.2; provided, however, that

                    (i)  if an Interest Period would otherwise
           end on a day which is not a Business Day, such Interest Period shall end on the immediately succeeding Business Day (unless such succeeding Business Day would be the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day);

                    (ii) each Interest Period that commences on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month shall end on the last Business Day of the appropriate subsequent calendar month; and

                    (iii) the Company may not select any
           Interest Period which extends beyond the scheduled
           Termination Date; and

           (c)      with respect to any Set Rate Loan, the
     period commencing on the date such Set Rate Loan is made and ending on any Business Day at least seven and no more than 90 days thereafter, as the Company may select as provided in Section 2.2; provided, however, that the Company may not select any Interest Period which extends beyond the scheduled Termination Date.

     Invitation for Competitive Bid Quote - see Section 2.2.3.

     Lender - see the Preamble.

     Lender Party - see Section 14.7

     Lien means, when used with respect to any Person, any interest of any other Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

     Loans when used without a modifying adjective, means, collectively, Syndicated Loans and Competitive Bid Loans.

     Management Stock Agreement means any agreement between the Company and key employees which provides for the sale of stock to employees with repurchase rights of, and obligations in, the Company.

     Margin Stock means any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve
System.

     Material Adverse Effect means a material adverse effect on the ability of the Company to timely and fully perform any of its payment or other material obligations under this Agreement or any Note.

     Material Subsidiary means any Subsidiary which either (a) has assets which constitute 5% or more of the consolidated assets of the Company and its Subsidiaries or (b) has revenues during its most recently-ended fiscal year which constitute more than 5% of the consolidated revenues of the Company and its Subsidiaries during the most recently-ended Fiscal Year.

     Multiemployer Plan means a "multiemployer plan" as defined in section 4001(a)(3) of ERISA which is maintained for employees of the Company or any ERISA Affiliate of the Company or more.

     New York means, unless otherwise stated, New York City, New
York, United States of America.

     Notes when used without a modifying adjective, means, collectively, Syndicated Loan Notes and Competitive Bid Loan
Notes.

     Objecting Lender - see Section 2.3.

     Occupational Safety and Health Law means the Occupational Safety and Health Act of 1970 and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating or relating to, or imposing liability or standards of conduct concerning, employee health and/or safety, as now or at any time hereafter in effect.

     Participant - see Section 14.9.2.

     PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     Pension Plan means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which the Company or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     Percentage means as to any Lender the percentage which the amount of such Lender's Commitment is of the aggregate amount of Commitments (or, if the Commitments have terminated, which the principal amount of such Lender's outstanding Loans is of the principal amount of all outstanding Loans). The Percentages of the Lenders as of the Effective Date are set forth on Schedule I.

     Person means any natural person, corporation, partnership, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

     Portland means Portland, Oregon, United States of America.

     Quotation Date - see Section 2.2.3(a)(v)

     Recipient Taxes - see Section 7.6

     Reference Lender means each of First Interstate Bank of
Oregon, N.A. and Scotiabank.

     Release means a "release", as such term is defined in CERCLA.

     Required Lenders means Lenders having an aggregate
Percentage of 66-2/3% or more.

     Scotiabank - see the Preamble.

     SEC means the Securities and Exchange Commission.

     Set Rate - see Section 2.2.3(c)(iv).

     Set Rate Auction means a solicitation of a Competitive Bid
Quote setting forth Set Rates pursuant to Section 2.2.

     Set Rate Loans means Competitive Bid Loans the interest rates on which are determined on the basis of Set Rates pursuant to a Set Rate Auction.

     Subsidiary means, with respect to any Person, any corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

     Suretyship Liability means any agreement, undertaking or other contractual arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability (including accounts payable) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability guaranteed thereby.

     Syndicated Loan - see Section 2.1.1.

     Syndicated Loan Note - see Section 3.1.1.

     Taxes - see Section 7.6

     Termination Date means 364 days after the Effective Date as such date is extended from time to time pursuant to Section 2.3 or such other date on which the Commitments shall terminate pursuant to Section 6.1 or 12.2.

     Type of Competitive Bid Loan or Borrowing - see Section
2.2.2. The types of Competitive Bid Loans or borrowings under this Agreement are as follows: Eurodollar Competitive Bid Loans or borrowings and Set Rate Loans or borrowings.

     Type of Syndicated Loan or Borrowing - see Section 2.1.2.
The types of Syndicated Loans or borrowings under this Agreement are as follows: Alternate Base Rate Loans or borrowings and Eurodollar Loans or borrowings.

     Unmatured Event of Default means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

     Welfare Plan means a "welfare plan", as such term is defined in section 3(i) of ERISA.

     1.2   Computations; Changes in GAAP.  Where the character
           -----------------------------
or amount of any asset or liability or any item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP. If any change in accounting principles from those used in the preparation of the audited financial statements referred to in Section 9.4 hereafter occasioned by the promulgation of any rule, regulation, pronouncement or opinion by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) results in a change in the method of calculation of financial covenants, standards or terms found in

Section 1 or 10, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such change as if such change had not been made.

     1.3    Cross-References; Section Captions.  A Section, an
            ----------------------------------
Exhibit or a Schedule is, unless otherwise stated, a reference to a section hereof or an exhibit or schedule hereto, as the case may be. Section captions are for convenience only and shall not affect the interpretation of this Agreement.

     SECTION 2   COMMITMENTS OF THE LENDERS; TYPES OF LOANS;
                 BORROWING AND CONVERSION PROCEDURES.

     2.1   Syndicated Loans.
           ----------------

           2.1.1    Commitments.  Subject to the terms and
                    -----------
conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to the Company on a revolving basis (collectively the "Syndicated Loans" and individually each a "Syndicated Loan") from time to time before the Termination Date in such Lender's Percentage of such aggregate amounts as the Company may from time to time request from all Lenders; provided, however, that (i) the aggregate principal amount of all Syndicated Loans which any Lender shall be committed to have outstanding hereunder shall not at any time exceed the amount of such Lender's Commitment; and (ii) the aggregate principal amount of all Syndicated Loans which all Lenders shall be committed to have outstanding hereunder (the "Commitment Amount") shall not at any time exceed $100,000,000 (as such amount is reduced from time to time pursuant to Section
6.1 and Section 2.2.2(b)).

           2.1.2    Types of Syndicated Loans.  Each Syndicated
                    -------------------------
Loan shall be either an Alternate Base Rate Loan or a Eurodollar Loan (each a "type" of Syndicated Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.1.3 or 2.1.4. Eurodollar Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Alternate Base Rate Loans and Eurodollar Loans may be outstanding at the same time, provided that (i) not more than eight different Groups of Eurodollar Loans shall be outstanding at any one time and (ii) the aggregate principal amount of each Group of Eurodollar Loans shall at all times (including after giving effect to any conversion or continuation of any Syndicated Loans) be at least $5,000,000 and an integral multiple of $1,000,000.

           2.1.3    Borrowing Procedures.  The Company shall give
                    --------------------
written or telephonic notice to the Agent of each proposed borrowing not later than (a) in the case of an Alternate Base Rate borrowing, 9:00 a.m., Portland time, on the proposed date of such borrowing, and (b) in the case of a Eurodollar borrowing,

9:00 a.m., Portland time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Lender thereof. (The Company shall deliver written confirmation of each telephonic notice or send such confirmation by facsimile transmission to the Agent as soon as practicable on the same day such notice is given.) Not later than 12:00 noon, Portland time, on the date of a proposed borrowing, each Lender shall provide the Agent at the principal office of the Agent in Portland with immediately available funds covering such Lender's Percentage of such borrowing and, subject to the satisfaction of the conditions precedent set forth in Section 11 with respect to such borrowing, the Agent shall pay over such funds to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each borrowing shall be in an aggregate amount of at least $1,000,000, in the case of Alternate Base Rate Loans, or $5,000,000, in the case of Eurodollar Loans, and shall be in an integral multiple of $1,000,000.

           2.1.4    Continuation and Conversion Procedures.
                    --------------------------------------
Subject to the provisions of the last sentence of Section 2.1.2, the Company may convert all or any part of any outstanding Syndicated Loan into a Syndicated Loan of a different type, or continue all or any part of any outstanding Eurodollar Loan for a succeeding Interest Period beginning on the last day of the current Interest Period for such Syndicated Loan, by giving written or telephonic notice to the Agent not later than (a) in the case of conversion into an Alternate Base Rate Loan, 9:00 a.m., Portland time, on the proposed date of such conversion, and
(b) in the case of a conversion into or continuation of a Eurodollar Loan, 9:00 a.m., Portland time, at least three Business Days prior to the proposed date of such conversion or continuation. Each such notice shall be effective upon receipt by the Agent and shall specify the date and amount of such conversion or continuation, the Loan to be so converted or continued and, in the case of a conversion into or continuation of a Eurodollar Loan, the initial or subsequent Interest Period therefor, as applicable. Promptly upon receipt of such notice, the Agent shall advise each Lender thereof. (The Company shall deliver written confirmation of each telephonic notice or send such confirmation by facsimile transmission to the Agent as soon as practicable on the same day such notice is given.) Subject to
Section 2.1.6, such Loan shall be so converted or continued on the requested date of conversion or continuation. Each conversion and continuation shall be on a Business Day. If the Company fails to give timely notice of continuation of a Eurodollar Loan, such Loan shall automatically convert to an Alternate Base Rate Loan on the last day of the Interest Period therefor.

           2.1.5    Warranty upon Conversion or Continuation.
                    ----------------------------------------
Each notice of conversion or continuation pursuant to Section
2.1.4 shall automatically constitute a warranty by the Company to the Agent and each Lender to the effect that, on the date of such requested conversion or continuation, no Event of Default or Unmatured Event of Default shall exist.

           2.1.6    Conditions.  Notwithstanding any other
                    ----------
provision of this Agreement, no Lender shall be obligated to make any Syndicated Loan, or to convert into or permit the continuation at the end of the applicable Interest Period of any Eurodollar Loan, if an Event of Default or Unmatured Event of
Default exists.

           2.1.7    Pro Rata Treatment.  All borrowings,
                    ------------------
conversions and repayments of Syndicated Loans shall be effected so that after giving effect thereto each Lender will have a pro rata share (according to its Percentage) of all types of Syndicated Loans.

           2.1.8    Commitments Several.  The failure of any
                    -------------------
Lender to make a requested Syndicated Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Syndicated Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Syndicated Loan to be made by such other Lender.

     2.2   Competitive Bid Loans.
           ---------------------

           2.2.1    The Company May Request Offers.  In addition
                    ------------------------------
to borrowings of Syndicated Loans provided for in Section 2.1, at any time prior to the Termination Date the Company may, as set forth in this Section 2.2, request the Lenders to make offers to make Competitive Bid Loans to the Company in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.2.

           2.2.2    Types of Competitive Bid Loans.  Competitive
                    ------------------------------
Bid Loans may be Eurodollar Competitive Bid Loans or Set Rate
Loans (each a "type" of Competitive Bid Loan), provided that:

                    (a)  there may not be Interest Periods for
     both Syndicated Loans and Competitive Bid Loans outstanding at the same time which have expiration dates occurring on more than 12 different dates; and

                    (b)  the aggregate principal amount of all
     Competitive Bid Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the Commitment Amount at such time.

           2.2.3    Bid Procedure.
                    -------------

                    (a)  When the Company wishes to request
     offers to make Competitive Bid Loans, it shall give the

     Agent notice (a "Competitive Bid Quote Request") so as to be received no later than 9:00 a.m. Portland time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a Eurodollar Auction or (y) the Business Day immediately preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent may agree). Upon receipt of a Competitive Bid Quote Request, the Agent shall promptly notify the Lenders by an invitation for bid in substantially the form of Exhibit B (an "Invitation for Competitive Bid Quotes"). The Company may request offers to make Competitive Bid Loans for up to three different Interest Periods in a single notice; provided that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Quote Request for a separate borrowing (a "Competitive Bid Borrowing"). Each Competitive Bid Quote Request shall be substantially in the form of Exhibit A and shall specify as to each Competitive Bid Borrowing:

                         (i)  the proposed date of such
           borrowing, which shall be a Business Day;

                         (ii) the amount of such Competitive Bid
           Borrowing, which shall be at least $5,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.2.2 hereof to be violated;

                         (iii) the duration of the Interest
           Period applicable thereto;

                         (iv) whether the Competitive Bid Quotes
           requested for a particular Interest Period are seeking quotes for Eurodollar Competitive Bid Loans or Set Rate Loans; and

                         (v)  if the Competitive Bid Quotes
           requested are seeking quotes for Set Rate Loans, the date on which the Competitive Bid Quotes are to be submitted if the date is before the proposed date of borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the "Quotation Date").

     Except as otherwise provided in this Section 2.2.3(a), not more than three Competitive Bid Quote Requests shall be given within any six consecutive Business Days (or such other number of days as the Company and the Agent may agree).

                    (b)  Each Lender may submit one or more
     Competitive Bid Quotes ("Competitive Bid Quotes" and individually, a "Competitive Bid Quote"), each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; provided that, if the Company's request under Section 2.2.3(a) specified more than one Interest Period, such Lender may make a single submission containing one or more Competitive Bid Quotes for each such Interest Period. Each Competitive Bid Quote must be submitted to the Agent not later than (x) 2:00 p.m. Portland time on the fourth Business Day prior to the proposed date of borrowing, in the case of a Eurodollar Auction or (y) 10:00 a.m. Portland time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent may agree); provided that any Competitive Bid Quote may be submitted by the Lender acting as Agent (or its Eurodollar Office) only if the Lender acting as Agent (or such Eurodollar Office) notifies the Company of the terms of the offer contained therein no later than (x) 1:00 p.m. Portland time on the fourth Business Day prior to the proposed date of borrowing, in the case of a Eurodollar Auction or (y) 9:45 a.m. Portland time on the Quotation Date, in the case of a Set Rate Auction.

                    (c)  Each Competitive Bid Quote shall be
     substantially in the form of Exhibit C and shall specify:

                         (i)  the proposed date of borrowing and
           the Interest Period therefor;

                         (ii) the principal amount of the
           Competitive Bid Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 (or a larger multiple of $1,000,00);
           provided that the aggregate principal amount of all Competitive Bid Loans for which a Lender submits Competitive Bid Quotes (x) may be greater or less than the Commitment of such Lender but (y) may not exceed the principal amount of the Competitive Bid Borrowing for a particular Interest Period for which offers were requested;

                         (iii) in the case of a Eurodollar
           Auction, the margin above or below the applicable Eurodollar Competitive Bid Rate (Reserve Adjusted) (the "Eurodollar Margin") offered for each such Competitive Bid Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable Eurodollar Competitive Bid Rate (Reserve Adjusted);

                         (iv) in the case of a Set Rate Auction,
           the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Competitive Bid Loan (the "Set Rate"); and

                         (v)  the identity of the quoting Lender.

     Unless otherwise agreed by the Agent and the Company, no Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made, provided that the submission by any Lender containing more than one Competitive Bid Quote may be conditioned on the Company not accepting offers contained in such submission that would result in such Lender making Competitive Bid Loans pursuant thereto in excess of a specified aggregate amount set forth in the Competitive Bid Quote (the "Competitive Bid Loan Limit").

                    (d) The Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Competitive Bid Quote is submitted (but in any event not later than 10:15 a.m. Portland time on the Quotation Date) or (y) in the case of a Eurodollar Auction, by 4:00 p.m. Portland time on the day a Competitive Bid Quote is submitted, notify the Company of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Sections 2.2.3(b) and 2.2.3(c), and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same
     Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Company shall specify
     (A) the aggregate principal amount of the Competitive Bid Borrowing for which offers have been received and (B) the respective principal amounts and Eurodollar Margins or Set Rates, as the case may be, so offered by each Lender (identifying the Lender that made each Competitive Bid Quote).

                    (e)  Not later than (x) 4:00 p.m. Portland
     time on the third Business Day prior to the proposed date of borrowing, in the case of a Eurodollar Auction, or (y) 11:00 a.m. Portland time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent may agree), the Company shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.2.3(d) (which notice shall be substantially in the form of Exhibit D (a "Competitive Bid Loan Acknowledgment") and shall specify the aggregate principal amount of offers from each Lender for each Interest Period that are accepted, it being understood that the failure of the Company to give such notice by such time shall constitute nonacceptance) and the Agent shall promptly notify each affected Lender. The notice from the Agent shall be in substantially the form of Exhibit E (a "Competitive Bid Loan Confirmation") and shall also specify the aggregate principal amount of offers for each Interest Period that were accepted and the lowest and highest Eurodollar Margins and Set Rates that were accepted for each Interest Period. The Company may accept any Competitive Bid Quote in whole or in part (provided that any Competitive Bid Quote accepted in part shall be at least $5,000,000 or a larger multiple of $1,000,000, unless otherwise required in order to pro rate Competitive Bid

     Quotations as set forth below in this Section 2.2.3(e));
     provided that

                         (i)  the aggregate principal amount of
           each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related
           Competitive Bid Quote Request;

                         (ii) the aggregate principal amount of
           each Competitive Bid Borrowing shall be at least $5,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.2.2 to be violated;

                         (iii)     acceptance of offers for each
           Interest Period may, subject to Section 2.2.3(e)(iv) below, be made only in ascending order of Eurodollar Margins or Set Rates, as the case may be, in each case beginning with the lowest rate so offered;

                         (iv) the aggregate principal amount of
           each Competitive Bid Borrowing from any Lender may not exceed any applicable Competitive Bid Loan Limit of such Lender.

     If offers are made by two or more Lenders with the same Eurodollar Margins or Set Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

           2.2.4    Borrowing Procedure.  Any Lender whose offer
                    -------------------
to make any Competitive Bid Loan has been accepted in accordance with the terms and conditions of this Section 2.2 shall, not later than 12:00 noon Portland time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in immediately available funds, in an account of the Company designated by the Company.

           2.2.5    Repayment of Competitive Bid Loans.  The
                    ----------------------------------
Company shall pay to the Agent for the account of each Lender that makes any Competitive Bid Loan the principal amount of such Competitive Bid Loan, and such Competitive Bid Loan shall mature, on the last day of the Interest Period for such Competitive Bid Loan.

           2.2.6    No Effect on Commitment.  The amount of
                    -----------------------
Competitive Bid Loans made by any Lender shall not reduce such Lender's obligations under Section 2.1.

     2.3   Extension of Termination Date.  During the period
           -----------------------------
from and including the day which is 90 days before the Termination Date to and including the day which is 60 days before the Termination Date (other than a Termination Date pursuant to Section 6.1 or 12.2), the Company may, at its option, deliver to the Agent (which shall promptly notify each Lender) a signed copy of an extension request (an "Extension Request") in the form of Exhibit F, requesting an extension of the Termination Date for a period of 364 days. On or before the day which is 30 days after the Company has delivered an Extension Request, each Lender shall have the right, in its sole and absolute discretion, to deliver a written notice to the Agent consenting to or rejecting the requested extension. If a Lender has not given such notice to the Agent during such 30-day period, such Lender shall be deemed not to have consented to such extension. If all Lenders consent to an Extension Request, the Termination Date shall be extended for an additional 364 days effective on the day following the Termination Date. If any Lender (an "Objecting Lender") rejects, or is deemed not to have consented to, an Extension Request during the 30-day notice period, the Termination Date shall not be so extended; provided that if Lenders with an aggregate Percentage of less than 25% are Objecting Lenders, then the Termination Date shall be so extended if, on or before the Termination Date, the Company (a) replaces each Objecting Lender pursuant to Section 8.7 with Lenders (which may be existing or new Lenders) which consent to the applicable Extension Request or
(b) to the extent all Objecting Lenders have not been so replaced, by notice to the Agent and each Objecting Lender, terminates the Commitments of all Objecting Lenders (and concurrently pays to the Agent for the account of each Objecting Lender all amounts owed to such Objecting Lender hereunder) and reduces the aggregate amount of all of the Commitments by a corresponding amount.

     SECTION 3   NOTES EVIDENCING LOANS.

     3.1   Notes.  The Loans of each Lender shall be evidenced by
           -----
promissory notes as follows:

           3.1.1    Syndicated Loan Notes.  The Syndicated Loans
                    ---------------------
of each Lender shall be evidenced by a promissory note (as amended, supplemented, replaced or otherwise modified from time to time, individually each a "Syndicated Loan Note" and collectively for all Lenders the "Syndicated Loan Notes") substantially in the form set forth in Exhibit G, with appropriate insertions, dated the Effective Date (or such other date as shall be satisfactory to the Agent), payable to the order of such Lender in the principal amount of the Commitment of such Lender (or, if less, in the aggregate unpaid principal amount of such Lender's Loans).

           3.1.2    Competitive Bid Loan Notes.  The Competitive
                    --------------------------
Bid Loans of each Lender shall be evidenced by a promissory note (as amended, supplemented, replaced or otherwise modified from time to time, individually each a "Competitive Bid Loan Note" and collectively for all Lenders the "Competitive Bid Loan Notes") substantially in the form set forth in Exhibit H, with appropriate insertions, dated the Effective Date (or such other date as shall be satisfactory to the Agent), payable to the order of such Lender.

     3.2   Recordkeeping.  Each Lender shall record in its
           -------------
records, or at its option on the schedules attached to its Syndicated Loan Note and Competitive Bid Loan Note, the date and amount of each Syndicated Loan and Competitive Bid Loan, as the case may be, made by such Lender, each repayment or conversion (if applicable) thereof and, in the case of each Eurodollar Loan and Competitive Bid Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Notes. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company hereunder or under any Syndicated Loan Note or Competitive Bid Loan Note to repay the principal amount of the Syndicated Loans and Competitive Bid Loans evidenced by such Notes together with all interest accruing thereon.

     SECTION 4   INTEREST.

     4.1   Interest Rates.  The Company promises to pay interest
           --------------
on the unpaid principal amount of each Loan as follows:

           4.1.1    Syndicated Loans.  The Company promises to
                    ----------------
pay interest on the unpaid principal amount of each Syndicated Loan for the period commencing on and including the date of such Syndicated Loan to but excluding the date such Syndicated Loan is paid in full, as follows:

           (a) at all times while such Syndicated Loan is an Alternate Base Rate Loan, at a rate per annum equal to the Alternate Base Rate from time to time in effect; and

           (b) at all times while such Syndicated Loan is a Eurodollar Loan, at a rate per annum equal to the Eurodollar
     Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus 0.305%.

           4.1.2    Competitive Bid Loans.  The Company promises
                    ---------------------
to pay interest on the unpaid principal amount of each Competitive Bid Loan for the period commencing on and including the date of such Competitive Bid Loan to but excluding the date such Competitive Bid Loan is paid in full, as follows:

                    (a)  if such Competitive Bid Loan is a
     Eurodollar Competitive Bid Loan, the Eurodollar Competitive Bid Rate (Reserve Adjusted) for such Loan for the Interest Period thereafter plus (or minus) the Eurodollar Margin quoted by the Lender making such Loan in accordance with
     Section 2.2; and

                    (b)  if such Competitive Bid Loan is a Set
     Rate Loan, the Set Rate for such Loan for the Interest
     Period therefor quoted by the Lender making such Loan in accordance with Section 2.2.

Provided, however, that if any principal of any Loan is not paid when due (by acceleration or otherwise), such principal shall thereafter bear interest at a rate per annum equal to the sum of the Alternate Base Rate from time to time in effect plus 1%.

     4.2   Interest Payment Dates.  Accrued interest on each
           ----------------------
Alternate Base Rate Loan shall be payable on the last day of each January, April, July and October and at maturity. Accrued interest on each Eurodollar Loan and Competitive Bid Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of any Eurodollar Loan with an Interest Period exceeding three months, on each three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

     4.3   Setting and Notice of Eurodollar Rates and Eurodollar
           -----------------------------------------------------
Competitive Bid Rates.  The applicable Eurodollar Rate and
- ---------------------
Eurodollar Competitive Bid Rate for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Company and each Lender. Each determination of the applicable Eurodollar Rate or Eurodollar Competitive Bid Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate or Eurodollar Competitive Bid Rate hereunder.

     Each Reference Lender agrees to use reasonable efforts to timely notify the Agent of its applicable rate for each Interest Period (as contemplated in the definitions of Eurodollar Rate and Eurodollar Competitive Bid Rate). If, as to any Interest Period, any Reference Lender is unable or fails to notify the Agent of its applicable Eurodollar Rate by 11:00 a.m., Portland time, two Business Days before such Interest Period, or its applicable Eurodollar Competitive Bid Rate by 11:00 a.m., Portland time, four Business Days before such Interest Period, then the Eurodollar Rate or Eurodollar Competitive Bid Rate, as the case may be, shall be determined on the basis of the rate of the other Reference Lender.

     4.4   Computation of Interest.  Interest shall be computed
           -----------------------
for the actual number of days elapsed on the basis of a year of 360 days (or, in the case of Alternate Base Rate Loans bearing interest at the Alternate Base Rate, 365 or 366 days, as appropriate). The applicable interest rate for each Alternate Base Rate Loan shall change simultaneously with each change in the Alternate Base Rate.

     SECTION 5   FEES.

     5.1   Facility Fee.  The Company agrees to pay to the Agent
           ------------
for the account of each Lender a facility fee for the period from and including the Effective Date to but excluding the Termination Date in an amount equal to 0.120% per annum of the daily average of the amount of such Lender's Commitment (whether used or unused). Such facility fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such facility fee shall not have been theretofore paid. The facility fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

     5.2   Agent's Fee.  The Company agrees to pay to the Agent
           -----------
for its own account such fees as are agreed to from time to time by the Company and the Agent.

     SECTION 6   REDUCTION OR TERMINATION OF THE COMMITMENTS;
                 PREPAYMENTS.

     6.1   Reduction or Termination of the Commitments.  The
           -------------------------------------------
Company may from time to time on at least five Business Days' prior written notice received by the Agent (which shall promptly advise each Lender thereof) permanently reduce the Commitment Amount to an amount not less than the aggregate unpaid principal amount of the Loans. Any such reduction shall be in an amount that is an integral multiple of $5,000,000 and shall be pro rata among the Lenders according to their respective Percentages. The Company may at any time on like notice terminate the Commitments upon payment in full of all Loans and all other obligations of the Company hereunder.

     6.2   Prepayments.  The Company may from time to time
           -----------
prepay Syndicated Loans in whole or in part, provided that (a) the Company shall give the Agent (which shall promptly advise each Lender) written notice thereof not later than 11:00 a.m., Portland time, on the date of such prepayment, in the case of Alternate Base Rate Loans, and not less than two Business Days prior to the date of such prepayment, in the case of Eurodollar Loans, in each case specifying the Syndicated Loans to be prepaid and the date (which shall be a Business Day) and amount of prepayment, (b) each partial prepayment of Syndicated Loans shall be in an aggregate principal amount of at least $5,000,000 and an integral multiple of $1,000,000 and (c) any prepayment of Eurodollar Loans on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4. After giving effect to any prepayment of Eurodollar Loans, each Group of Eurodollar Loans shall be at least $5,000,000 and an integral multiple of $1,000,000. Competitive Bid Loans shall not be prepaid.

     SECTION 7   MAKING AND PRORATION OF PAYMENTS; SETOFF;
                 TAXES.

     7.1   Making of Payments.  All payments of principal of or
           ------------------
interest on the Syndicated Loan Notes and Competitive Bid Loan Notes, and of all fees, shall be made by the Company to the Agent in immediately available funds at its office in Portland not later than 12:00 noon, Portland time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the immediately following Business Day. The Agent shall promptly remit to each Lender its share of all payments on Syndicated Loan Notes received in collected funds by the Agent for the account of such Lender. The Agent shall promptly remit to a Lender that made a Competitive Bid Loan all payments on the applicable Competitive Bid Loan Note received in collected funds by the Agent for the account of such Lender.

     All payments under Sections 8.1 and 8.4 shall be made by the Company directly to the Lender entitled thereto.

     7.2   Application of Certain Payments.  Each payment of
           -------------------------------
principal shall be applied to such Syndicated Loans or Competitive Bid Loans as the Company shall direct by notice to be received by the Agent on or before the date of such payment. In the absence of such notice, the Agent shall apply such payment first to such Syndicated Loans then due as the Agent shall determine in its discretion, and second, if all outstanding Syndicated Loans then due have been paid in full, to all outstanding Competitive Bid Loans, such payment to be prorated among such Competitive Bid Loans based upon the ratio of the principal amount of a Lender's outstanding Competitive Bid Loans to the principal amount of all outstanding Competitive Bid Loans. Concurrently with each remittance to any Lender of its share of any such payment, the Agent shall advise such Lender as to the application of such payment.

     7.3   Due Date Extension.  If any payment of principal or
           ------------------
interest with respect to any of the Notes, or of any fee, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan or Eurodollar Competitive Bid Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day), and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

     7.4   Setoff.  The Company agrees that the Agent and each
           ------
Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Unmatured Event of Default under Section 12.1.4 or any Event of Default exists, the Agent and each Lender may apply to the payment of any obligations of the Company hereunder (whether or not then due), any and all balances, credits, deposits, accounts or moneys of the Company (excluding amounts held in trust accounts for the benefit of Persons other than the Company) then or thereafter with the Agent or such Lender.

     7.5   Proration of Payments on Syndicated Loans.  If any
           -----------------------------------------
Lender shall obtain by payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Syndicated Loan Note in excess of its pro rata share of payments and other recoveries obtained by all Lenders on account of principal of and interest on all Syndicated Loan Notes (other than any non-pro rata interest payment resulting from a Syndicated Loan being an Affected Loan or as a result of replacement of a Lender pursuant to Section 8.7), such Lender shall purchase from the other Lenders such participation in the Syndicated Loan Notes held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

     7.6   Taxes.
           -----

     (a) All payments by the Company of principal, interest, fees, indemnities and other amounts payable hereunder and under the Notes shall be made to the recipient thereof without setoff or counterclaim and free and clear of, and without withholding or deduction for or on account of, any present or future Taxes (other than Excluded Taxes) now or hereafter imposed on such recipient or its income, property, assets or franchises (such recipient's "Recipient Taxes"), except to the extent that such withholding or deduction (i) is required by applicable law, (ii) results from the breach by such recipient of its Exemption Agreement (as defined below) or (iii) would not be required if such recipient's Exemption Representation (as defined below) were true. If any such withholding or deduction is required by applicable law, the Company will:

           (A) pay to the relevant authorities the full amount so required to be withheld or deducted;

           (B) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authorities; and

           (C) except to the extent that such withholding or deduction results from the breach, by the recipient of a payment, of its Exemption Agreement or would not be required if such recipient's Exemption Representation were true, pay to the Agent for the account of the relevant recipient such additional amount as is necessary to ensure that the net amount actually received by such recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

For the purposes of this Section 7.6, (a) "Taxes" means, with respect to any Person, taxes, assessments or other governmental charges or levies imposed upon such Person, such Person's income or any of such Person's properties, franchises or assets; and (b) "Excluded Taxes" means, in the case of payments made to any Lender or the Agent, all of the following: taxes imposed upon the overall gross or net income or receipts of such Lender or the Agent, franchise taxes imposed upon such Lender or the Agent with respect to its gross or net income or receipts by the jurisdiction under the laws of which such Lender or the Agent, as the case may be, is organized or any political subdivision thereof, and franchise taxes imposed upon such Lender or the Agent with respect to its gross or net income or receipts by the jurisdiction in which such Lender's or the Agent's applicable lending office is located or any political subdivision thereof.

     (b) In consideration of the Company's agreements in clause (a) of this Section 7.6, each Lender which is not organized under the laws of the United States or a State thereof hereby agrees (such Lender's "Exemption Agreement"), to the extent permitted by applicable law (including any applicable double taxation treaty of the jurisdiction of its incorporation and the jurisdiction in which its Eurodollar Office is located), to execute and deliver to the Company (i) on or before the first date on which any payment is to be made to such Lender hereunder, a United States Internal Revenue Service Form 1001 or 4224 (or successor form) and, if reasonably requested by the Company, Internal Revenue Service Form W-8 or W-9 (or successor form), as appropriate, in each case properly completed and claiming a complete exemption, from withholding or deduction for or on account of Recipient Taxes of such Lender, and (ii) a new Form 1001 or 4224 (or successor form) and, if reasonably requested by the Company, Internal Revenue Service Form W-8 or W-9 (or successor form), as appropriate, upon the expiration or obsolescence of any previously delivered Form.

     (c) Each Lender hereby represents and warrants (such Lender's "Exemption Representation") to the Company that on the Effective Date (or, if later, the date such Lender becomes a party to this Agreement) it is entitled to receive payments of principal of, and interest on, Loans made by such Lender without withholding or deduction for or on account of such Lender's Recipient Taxes imposed by the United States of America or any political subdivision thereof.

     SECTION 8   INCREASED COSTS; SPECIAL PROVISIONS FOR
                 EURODOLLAR LOANS.

     8.1   Increased Costs.  (a) If, after the date hereof, the
           ---------------
adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Eurodollar Office of such Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

           (A) shall subject any Lender (or any Eurodollar Office of such Lender) to any tax, duty or other charge with respect to its Eurodollar Loans or Eurodollar Competitive Bid Loans, its Notes or its obligation to make Eurodollar Loans or Eurodollar Competitive Bid Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or Eurodollar Competitive Bid Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or Eurodollar Competitive Bid Loans or its obligation to make Eurodollar Loans or Eurodollar Competitive Bid Loans (except for taxes imposed on or measured by the overall gross or net income or receipts of such Lender or its Eurodollar Office imposed by the jurisdiction, or any political subdivision thereof or taxing authority therein, in which such Lender's principal executive office or Eurodollar Office is located or in which such Lender is incorporated); or

           (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any Eurodollar Office of such Lender); or

           (C) shall impose on any Lender (or its Eurodollar Office) any other condition affecting its Eurodollar Loans or Eurodollar Competitive Bid Loans, its Notes or its obligation to make Eurodollar Loans or Eurodollar Competitive Bid Loans; and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) such Lender (or any Eurodollar Office of such Lender) of making or maintaining any Eurodollar Loan or Eurodollar Competitive Bid Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Eurodollar Office) under this Agreement or under its Notes with respect thereto, then within 15 days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis of such demand, a copy of which shall be furnished to the Agent), the Company shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or such reduction.

     (b) If, after the Effective Date, any Lender shall reasonably determine that the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Eurodollar Office) or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such

Lender's obligations hereunder (including, without limitation, such Lender's Commitment) to a level below that which such Lender or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, within 15 days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis of such demand, a copy of which shall be furnished to the Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction.

     8.2   Basis for Determining Interest Rate Inadequate or
           -------------------------------------------------
Unfair.  If with respect to any Interest Period:
- ------

     (a) the Agent is advised by either Reference Lender that deposits in Dollars (in the applicable amounts) are not being offered to such Reference Lender in the relevant market for such Interest Period, or the Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

     (b) Lenders having an aggregate Percentage of 33% or more advise the Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding Eurodollar Loans for such Interest Period, or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the reasonable opinion of such Lenders materially affects such Loans, then the Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to an Alternate Base Rate Loan.

     8.3   Changes in Law Rendering Eurodollar Loans Unlawful.
           --------------------------------------------------
In the event that any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund Eurodollar Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert into Eurodollar Loans (but shall make Alternate Base Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Lenders which are not so affected, in each case in an amount equal to such Lender's Percentage of all

Eurodollar Loans which would be made or converted into at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of such Lender (or, in any event, if such Lender so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to an Alternate Base Rate Loan. Each Alternate Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall, notwithstanding any other provision of this Agreement, remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

     8.4   Funding Losses.  The Company hereby agrees that upon
           --------------
demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed, a copy of which shall be furnished to the Agent) the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or Eurodollar Competitive Bid Loan, but excluding any loss of margin), as reasonably determined by such Lender, as a result of (a) any payment or prepayment or conversion of any Eurodollar Loan of such Lender (including, without limitation, any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow or convert any Eurodollar Loans on a date specified therefor in a notice of borrowing or conversion pursuant to this Agreement (other than as a result of a default by such Lender or the Agent), or to borrow any Eurodollar Competitive Bid Loan reflected in a Competitive Bid Loan Acknowledgment (other than as a result of a default by such Lender or the Agent). For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

     8.5   Right of Lenders to Fund through Other Offices.  Each
           ----------------------------------------------
Lender may, if it so elects, fulfill its commitment as to any Eurodollar Loan or Eurodollar Competitive Bid Loan by causing a foreign branch or affiliate of such Lender to make such Loan, provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

     8.6   Discretion of Lenders as to Manner of Funding.
           ---------------------------------------------
Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan and

Eurodollar Competitive Bid Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate or the Eurodollar Competitive Bid Rate, as the case may be, for such Interest Period.

     8.7   Mitigation of Circumstances; Replacement of Affected
           ----------------------------------------------------
Lender or Objecting Lender.  (a) Each Lender shall promptly
- --------------------------
notify the Company and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 (ii) the occurrence of any circumstance of the nature described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender's reasonable judgment, be otherwise disadvantageous to such Lender.

     (b) At any time any Lender is an Affected Lender or an Objecting Lender, the Company may replace such Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Agent, such bank(s) or financial institution(s) to have a Commitment or Commitments, as the case may be, in such amounts as shall be reasonably satisfactory to the Agent (and upon notice from the Company such Affected Lender or Objecting Lender shall assign, without recourse or warranty, its Commitment, its Loans, its Notes and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid non-use fees, any amounts payable under Section 8.4 as a result of such Lender receiving payment of any Eurodollar Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Lender or Objecting Lender hereunder).

     8.8   Conclusiveness of Statements; Survival of Provisions.
           ----------------------------------------------------
Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement (provided that any claim for compensation by a Lender under such Sections shall be made to the Company not later than 45 days after the later to occur of repayment in full of the Loans and termination of the Commitments).

     SECTION 9   WARRANTIES.

     To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans hereunder, the Company warrants to the Agent and the Lenders that:

     9.1   Organization, etc.  The Company is a corporation duly
           ------------------
organized, validly existing and in good standing under the laws of the State of Delaware; each Subsidiary is duly organized and validly existing under the laws of the jurisdiction of its organization; and the Company and each Subsidiary is duly qualified to do business in each other jurisdiction where the nature of its business makes such qualification necessary, except where such failure to so qualify would not have a Material Adverse Effect.

     9.2   Authorization; No Conflict.  The execution and
           --------------------------
delivery by the Company of this Agreement and each Note, the borrowings hereunder, and the performance by the Company of its obligations under this Agreement and each Note are within the corporate powers of the Company, have been duly authorized by all necessary corporate action on the part of the Company (including any necessary shareholder action), have received all necessary governmental approval, and do not and will not (a) violate any provision of law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any Subsidiary, (b) contravene or conflict with, or result in a breach of, any provision of the Certificate of Incorporation, Bylaws or other organizational documents of the Company or any Subsidiary or of any agreement, indenture, instrument or other document which is binding on the Company or any Subsidiary or (c) result in, or require, the creation or imposition of any Lien on any asset of the Company or any Subsidiary.

     9.3   Validity and Binding Nature.  This Agreement is, and
           ---------------------------
upon the execution and delivery thereof each Note will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     9.4   Financial Information.  The Company's audited
           ---------------------
consolidated financial statements as at January 29, 1994 and unaudited consolidated financial statements as at November 5, 1994, copies of which have been furnished to the Lenders, have been prepared in accordance with generally accepted accounting principles (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and fairly present the financial condition of the Company and its Subsidiaries on a consolidated basis as of such dates and their consolidated results of operations for the Fiscal Year and fiscal period then ended. The Company's confidential operating results dated February 25, 1995 for the Fiscal Year ended January 28, 1995, copies of which have been furnished to the Lenders, were prepared by the Company with the best information available as of the date such report was prepared.

     9.5   No Material Adverse Change.  Since the date of the
           --------------------------
audited financial statements described in Section 9.4, there has been no event or occurrence which has had or is reasonably likely to have a Material Adverse Effect.

     9.6   Litigation and Contingent Liabilities.  Except as set
           -------------------------------------
forth in the Company's Annual Report on Form 10-K for the Fiscal Year ended January 29, 1994 and the Company's Quarterly Report on Form 10-Q for the Fiscal Quarter ended November 5, 1994, no litigation (including, without limitation, derivative actions), arbitration proceeding or governmental proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which, if adversely decided, is reasonably likely to result, either individually or collectively, in a Material Adverse Effect. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 9.4.

     9.7   Ownership of Properties; Liens.  Each of the Company
           ------------------------------
and each Subsidiary owns good and sufficient title to, or a subsisting leasehold interest in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear of all Liens, except as permitted pursuant to Section 10.7.

     9.8   Subsidiaries.  Set forth on Schedule II is a complete
           ------------
and accurate list of name and jurisdiction of organization of each Subsidiary of the Company and the percentage ownership interest of the Company and its other Subsidiaries in each such Subsidiary.

     9.9   Pension and Welfare Plans.  During the twelve-
           -------------------------
consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty.

     9.10  Regulated Industry.  Neither the Company nor any
           ------------------
Subsidiary is (a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     9.11  Regulations G, U and X.  Neither the Company nor any
           ----------------------
Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose.

     9.12  Taxes.  Each of the Company and each Subsidiary has
           -----
filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

     9.13  Environmental and Safety and Health Matters.  To the
           -------------------------------------------
best of the knowledge of the Company, after inquiry it has deemed appropriate, the Company and each Subsidiary is in compliance with all Environmental Laws and Occupational Safety and Health Laws where failure to comply could have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any claims that any of them is not in compliance in all material respects with any Environmental Law where failure to comply could have a Material Adverse Effect.

     9.14  Compliance with Law.  Each of the Company and each
           -------------------
Subsidiary is in compliance with all statutes, judicial and administrative orders, permits and governmental rules and regulations which are material to its business or the non-compliance with which could result in any material fine, penalty or liability.

     9.15  Information.  All information heretofore or
           -----------
contemporaneously herewith furnished by the Company or any Subsidiary to any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Company or any Subsidiary to any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading.

     SECTION 10     COVENANTS.

     Until the expiration or termination of the Commitments and thereafter until all obligations hereunder and under the Notes are paid in full, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

     10.1  Reports, Certificates and Other Information.  Furnish
           -------------------------------------------
to each Lender:

     10.1.1  Audit Report.  Promptly when available and in
             ------------
any event within 100 days after the close of each Fiscal Year, a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein a consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Year certified, without disclaimer of opinion and without qualification as to going concern, by Deloitte & Touche or other independent auditors of recognized national standing selected by the Company, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such auditors, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail.

     10.1.2  Interim Reports.  Promptly when available and
             ---------------
in any event within 60 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and consolidated statements of earnings and cash flow for such quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such quarter, together with a certificate of the President, the Chief Financial Officer, the Controller or the Treasurer of the Company to the effect that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the date and periods indicated (subject to normal year-end adjustments).

     10.1.3  Compliance Certificate.  Concurrently with
             ----------------------
each set of financial statements delivered pursuant to Section
10.1.1 and 10.1.2, a certificate of the President, the Chief Financial Officer, the Controller or the Treasurer of the Company
(a) to the effect that such officer is not aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it in reasonable detail, and (b) containing a computation of each of the financial ratios and restrictions set forth in Section 10.6.

     10.1.4  Reports to SEC.  Promptly upon the filing or
             --------------
sending thereof, a copy of any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed by the Company or any Subsidiary with the SEC or any securities exchange and of each communication from the Company or any Subsidiary to shareholders generally.

     10.1.5  Notice of Default, Litigation and ERISA Matters.
             -----------------------------------------------
Immediately upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto: (a) the occurrence of an Event of Default or an Unmatured Event of Default;
(b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the assets of any thereof is subject which, if adversely determined, is reasonably likely to have a Material Adverse Effect;
(c) the institution of any steps by the Company, any of its Subsidiaries or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under
Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit; and (d) any other event or occurrence which has had or is reasonably likely to have a Material Adverse Effect.

     10.1.6  Subsidiaries.  Promptly from time to time a
             ------------
written report of any change in the list of its Subsidiaries.

     10.1.7  Other Information.  From time to time such
             -----------------
other information concerning the Company and its Subsidiaries as any Lender or the Agent may reasonably request.

     10.2  Books, Records and Inspections.  Keep, and cause each
           ------------------------------
Subsidiary to keep, its books and records reflecting all of its business affairs and transactions in accordance with sound business practices sufficient to allow the preparation of the Company's consolidated financial statements in accordance with GAAP; and permit, and cause each Subsidiary to permit, any Lender or the Agent or any representative thereof, at such Lender's or the Agent's expense unless an Event of Default exists, during reasonable business hours and on reasonable notice, to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Agent or any representative thereof), and to examine (and make copies of) any of its books or other corporate records.

     10.3  Insurance.  Maintain, and cause each Subsidiary to
           ---------
maintain, with responsible and financially-sound insurance companies or associations, insurance in such amounts and covering such risks (and having such deductibles and self-insurance) as is usually maintained by companies engaged in similar businesses and owning similar properties similarly situated.

     10.4  Compliance with Law; Payment of Taxes and Liabilities.
           -----------------------------------------------------
(a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders the non-compliance with which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its assets, provided, however, that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto.

     10.5  Maintenance of Existence, etc.  Maintain and
           ------------------------------
preserve, and (subject to Section 10.10) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its foreign qualification in each other jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing will not have a Material Adverse Effect).

     10.6  Financial Ratios and Restrictions.
           ---------------------------------

     10.6.1  Minimum Consolidated Tangible Net Worth.  Not
             ---------------------------------------
at any time permit Consolidated Tangible Net Worth to be less than the sum of (a) $425,000,000 plus (b) 50% of the Company's cumulative consolidated net earnings for all Fiscal Quarters ending after January 30, 1994 (but disregarding any Fiscal Quarter in which there is a loss) plus (c) 50% of the amount by which the shareholders' equity of the Company is increased by the issuance of capital stock (or the exercise of warrants or options in respect thereof) after January 30, 1994.

     10.6.2  Long-Term Liabilities to Net Worth Ratio.
             ----------------------------------------
Not at any time permit the ratio of Consolidated Long-Term
Liabilities to Consolidated Tangible Net Worth to exceed 1.5 to 1.

     10.6.3  Fixed Charge Coverage Ratio.  Not permit the
             ---------------------------
Fixed Charge Coverage Ratio as of the last day of any Fiscal
Quarter to be less than 1.4 to 1.

     10.7  Limitation on Liens.  Not, and not permit any
           -------------------
Material Subsidiary to, create or permit to exist any Lien with respect to any assets now owned or hereafter acquired, except:

     (a)   Liens existing on the date of this Agreement;

     (b) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings unless the judgment secured thereby shall not have been stayed, bonded or discharged within 60 days;

     (c) Liens incidental to the normal conduct of business of the Company or any Material Subsidiary or the ownership of their respective assets, and Liens to secure the performance of bids, tenders or trade contracts, materialmens, and mechanics, liens, and Liens to secure statutory obligations, surety or appeal bonds, or other Liens of like general nature, in each case which are not incurred in connection with the incurrence of Debt and which do not in the aggregate impair the use of any such asset in the operation of the business of the Company or any Material Subsidiary or the value of any such asset for the purposes of any such business;

     (d) pledges or deposits to secure obligations under workers' compensation and unemployment compensation laws or similar legislation to secure public or statutory obligations of the Company or any Material Subsidiary;

     (e) any Lien (i) on assets (including Liens arising under Capital Leases) imposed in connection with the financing of all or part of the purchase price therefor or on the cost of the construction, extension or improvement of any new or existing asset, provided that such Lien is created contemporaneously with, or within 270 days after, such acquisition, completion of such construction, such extension or such improvement, (ii) existing on assets at the time of the acquisition thereof by the Company or any Material Subsidiary, (iii) existing on assets or the outstanding shares or Debt of a corporation at the time such corporation is merged into or consolidated with the Company or any Material Subsidiary or at the time of a sale, lease or other disposition of the assets or outstanding shares or Debt of a corporation or firm as an entirety to the Company or any Material Subsidiary, or (iv) arising in connection with the purchase of inventory, supplies or services from trade creditors on customary business terms; provided that the amount secured by any Lien described in this clause (e) shall not exceed the lesser of the fair market value or cost of the related asset at the time of the imposition of such Lien;

     (f) Liens associated with any tenant's leasehold interest in any asset of the Company or a Material Subsidiary incurred solely in conjunction with leasing such asset;

     (g) Liens for taxes or assessments or other governmental charges or levies which either are not yet due and payable or are currently being contested in good faith by appropriate proceedings;

     (h) Liens securing Debt of a Material Subsidiary owing to the Company or another Material Subsidiary;

     (i) the extension, renewal or replacement of any Lien permitted by the foregoing clauses of this Section
           10.7 in respect of the same asset subject to such Lien (but without increase in the principal amount of the Debt secured thereby);

     (j) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Material Subsidiaries or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Material Subsidiaries; and

     (k) Liens not otherwise permitted by the foregoing clauses of this Section 10.7 so long as the sum, without duplication, of (x) all obligations secured by such Liens and (y) Debt of Material Subsidiaries permitted solely by clause (f) of Section 10.8 does not exceed 15% of Consolidated Total Assets.

     10.8  Debt.  Not permit any Material Subsidiary to incur or
           ----
permit to exist any Debt, except:

     (a)   Debt owed to the Company or to another Material
           Subsidiary;

     (b)   Debt outstanding on the date hereof;

     (c)   Debt secured by Liens permitted by clause (e) of
           Section 10.7;

     (d)   Debt outstanding when such entity becomes a Material
           Subsidiary or is merged or consolidated with another
           Material Subsidiary;

     (e) Debt in respect of commercial letters of credit issued to support the purchase of goods by the applicable Material Subsidiary in the ordinary course of business; and

     (f) Debt not otherwise permitted by the foregoing clauses of this Section 10.8 so long as the sum, without duplication, of (x) all such Debt and (y) all obligations secured by Liens permitted solely by clause (k) of Section 10.7 does not exceed 15% of Consolidated Total Assets.

     10.9  Guaranties, Loans and Advances.  Not, and not permit
           ------------------------------
any Material Subsidiary to, become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person or make or permit to exist any loans or advances to any other Person, except for (i) the endorsement, in the ordinary course of collection, of instruments payable to it or to its order, (ii) loans or advances constituting indebtedness of Subsidiaries to the Company or to other Subsidiaries or of the Company to Subsidiaries, guaranties by the Company of the obligations of Subsidiaries and guaranties by Subsidiaries of obligations of the Company and of other Subsidiaries, (iii) advances not to exceed, in the aggregate for Company and all Material Subsidiaries at any one time outstanding, $100,000 to officers, employees, subcontractors or suppliers, (iv) loans or advances to employees in connection with the purchase of the Company's stock under Management Stock Agreements, (v) advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, (vi) notes to the Company from Frontier Associates in the amount of $5,000,000, (vii) guaranties provided for in Section 1.9 of the Assets Purchase Agreement, (viii) continuing obligations of the Company or any Subsidiary, not exceeding $9,000,000 in the aggregate for the Company and all Subsidiaries payable during any Fiscal Year, as assignor of any lease or other agreement which has been assigned to any other Person, (ix) guaranties by Company or any Subsidiary of the performance of obligations of Subsidiaries (other than obligations constituting Debt for Borrowed Money except for obligations under Capital Leases) entered into in the ordinary course of business, and (x) letters of credit issued to Multiemployer Plans.

     10.10  Mergers, Consolidations, Sales.  Not, and not permit
            ------------------------------
any Material Subsidiary (or Subsidiary that would become a Material Subsidiary as a result of such transaction) to, be a party to any merger or consolidation, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets or sell or assign with or without recourse any receivables, except that (a) the Company may be a party to a merger or consolidation if the Company is the surviving corporation and no Event of Default or Unmatured Event of Default exists or would result from such merger or consolidation, and (b) any Subsidiary may be a party to a merger or consolidation, or sell all or substantially all of its assets, if the Company (directly or indirectly through its Subsidiaries) maintains a percentage of ownership of the surviving or acquiring corporation similar to its percentage of ownership of the prior or selling Subsidiary and no Event of Default or Unmatured Event of Default, exists or would result from such merger, consolidation or sale. Notwithstanding the foregoing, the

Company or any Material Subsidiary may contribute all of the stock of, or all or substantially all of the assets of, a Material Subsidiary to a joint venture which is at least 50% owned by the Company or a Material Subsidiary so long as (i) no Event of Default or Unmatured Event of Default exists or would result therefrom and (ii) the aggregate amount so contributed by the Company or any Material Subsidiary in any Fiscal Year will not exceed 5% of the assets of the Company and its Subsidiaries as of the end of the preceding Fiscal Year.

     10.11  Company's and Subsidiaries' Stock.  Not permit any
            ---------------------------------
Subsidiary to purchase or otherwise acquire any shares of capital stock of the Company; and not take any action, or permit any Subsidiary to take any action, which will, so long as any shares of capital stock or Debt of any corporation which is a Subsidiary at the date of this Agreement are owned by the Company or any Subsidiary, result in a decrease in the percentage of the outstanding shares of capital stock of such corporation owned at the date of this Agreement by the Company and its other Subsidiaries, except that the Company or any Subsidiary may sell or otherwise dispose of stock or ownership interests in any Subsidiary that is not a Material Subsidiary for arms-length consideration. Notwithstanding the foregoing, the Company or any Material Subsidiary may contribute all of the stock of, or all or substantially all of the assets of, a Material Subsidiary to a joint venture which is at least 50% owned by the Company or a Material Subsidiary so long as (i) no Event of Default or Unmatured Event of Default exists or would result therefrom and
(ii) the aggregate amount so contributed by the Company or any Material Subsidiary in any Fiscal Year will not exceed 5% of the assets of the Company and its Subsidiaries as of the end of the preceding Fiscal Year.

     10.12  Unconditional Purchase Obligations.  Not, and not
            ----------------------------------
permit any Material Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

     10.13  Employee Benefit Plans.  Maintain, and cause each
            ----------------------
Subsidiary to maintain, each Pension Plan in compliance in all material respects with all applicable requirements of law and regulations, and make all required contributions to Multiemployer Plans.

     10.14  Purchase or Redemption of Company's Securities;
            -----------------------------------------------
Dividend Restriction.  Not purchase or redeem any shares of
- --------------------
capital stock of the Company, declare or pay any dividends thereon (other than stock dividends or cash dividends as provided for below), make any distribution to stockholders or set aside any funds for any such purpose, and not prepay, purchase, defease or redeem, and not permit any Subsidiary to purchase, any subordinated Debt of the Company; provided that, so long as no Event of Default or Unmatured Event of Default exists or could result therefrom, the Company may (a) redeem shares from employees upon termination of employment or thereafter as provided in the Management Stock Agreements in amounts paid in cash (including amounts paid on account of principal of Debt issued in redemption of such stock) not exceeding in any Fiscal Year the greater of $10,000,000 or 5% of Consolidated Net Tangible Net Worth as of the end of the preceding Fiscal Year;
(b) repurchase or redeem shares from persons upon the exercise of stock options in amounts (including amounts paid on account of principal of Debt issued in redemption of such stock) not exceeding, in any Fiscal Quarter, the sum of $500,000 plus the additional amount, if any, that, when added to the $500,000 amount, would cause the shareholders' equity of the Company (measured at the end of the Fiscal Quarter in which such redemption or repurchase takes place) to be not lower than at the end of the immediately preceding quarter; and (c) pay cash dividends to its shareholders or repurchase its stock in an aggregate amount, in any Fiscal Year, not exceeding 40% of its consolidated net earnings for the prior Fiscal Year.

     10.15  Use of Proceeds.  Use the proceeds of the Loans for
            ---------------
working capital and for other general corporate purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of (a) "purchasing or carrying" any Margin Stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, or (b) purchasing or otherwise acquiring any stock of any Person if such Person (or its board of directors) has (i) announced that it will oppose such purchase or other acquisition or (ii) commenced any litigation which alleges that such purchase or other acquisition violates, or will violate, any applicable law.

     SECTION 11  CONDITIONS OF LENDING.

     The obligation of each Lender to make its Loans is subject to the following conditions precedent:

     11.1  Initial Loan.  The obligation of each Lender to make
           ------------
its initial Loan is, in addition to the conditions precedent specified in Section 11.2, subject to the conditions precedent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Lenders is herein called the "Effective Date") that the Agent shall have received evidence, reasonably satisfactory to the Agent, that all of the following documents, each duly executed and dated the Effective Date (or such other date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each
Lender:

     11.1.1  Notes.  The Notes of the Company payable to
             -----
the order of the Lenders.

     11.1.2  Resolutions.  Certified copies of resolutions
             -----------
of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Agreement, the Notes and the other documents to be executed by the Company pursuant hereto.

     11.1.3  Consents, etc.  Certified copies of all
             --------------
documents evidencing any consents and governmental approvals (if any) required for the execution, delivery and performance by the Company of this Agreement and the Notes.

     11.1.4  Incumbency and Signature Certificates.  An
             -------------------------------------
incumbency and signature certificate of the Company certifying the names of the officer or officers of the Company authorized to sign this Agreement, the Notes and the other documents required to be delivered by the Company in connection with this Agreement, together with a sample of the true signature of each such officer (it being understood that the Agent and each Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

     11.1.5  Opinion of Counsel for the Company.  The
             ----------------------------------
opinion of Stoel Rives Boley Jones & Grey, counsel to the
Company, substantially in the form of Exhibit I.

     11.1.6  Other.  Such other documents as the Agent or
             -----
any Lender may reasonably request.

     11.2  All Loans.  The obligation of each Lender to make
           ---------
each Loan is subject to the following further conditions precedent that:

     11.2.1  No Default.  (a) No Event of Default or
             ----------
Unmatured Event of Default has occurred and is continuing or will result from the making of such Loan and (b) the warranties of the Company contained in Section 9 (excluding Sections 9.6 and 9.8) are true and correct in all material respects as of the date of such requested Loan, with the same effect as though made on such date.

     11.2.2  Confirmatory Certificate.  If requested by
             ------------------------
the Agent or any Lender, the Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan and signed by a duly authorized officer of the Company as to the matters set out in Section 11.2.1 (it being understood that each request by the

Company for the making of a Loan shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.2.1 will be satisfied at the time of the making of such Loan), together with such other documents as the Agent or any Lender may reasonably request in support thereof.

     SECTION 12  EVENTS OF DEFAULT AND THEIR EFFECT.

     12.1  Events of Default.  Each of the following shall
           -----------------
constitute an Event of Default under this Agreement:

     12.1.1  Non-Payment of the Loans, etc.  Default in
             ------------------------------
the payment when due of any principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest on any Loan or any fee or other amount payable by the Company hereunder.

     12.1.2  Non-Payment of Other Debt.  Any default shall
             -------------------------
occur under the terms applicable to any Debt of the Company or any Subsidiary in an aggregate amount (for all Debt so affected) exceeding $5,000,000 and such default shall (a) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

     12.1.3  Other Material Obligations.  Default in the
             --------------------------
payment when due of any obligation of $5,000,000 or more of the Company or any Subsidiary with respect to any material purchase or lease of goods or services (except only to the extent that the existence of any such default is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been made in respect of such default), and continuance of such default for 30 days after notice thereof from the Agent or any Lender.

     12.1.4  Bankruptcy, Insolvency, etc.  The Company or
             ----------------------------
any Material Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Material Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Material Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Material Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Company or any Material Subsidiary, and if such case or proceeding is not commenced by the Company or such Material Subsidiary, it is consented to or acquiesced in by the Company or such Material Subsidiary, or remains for 60 days undismissed; or the Company or any Material Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

     12.1.5  Non-Compliance with Provisions of This Agreement.
             ------------------------------------------------
Failure by the Company to comply with or to perform any provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for 30 days after notice thereof to the Company from the Agent or any Lender.

     12.1.6  Warranties.  Any warranty made by the Company
             ----------
herein is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company to the Agent or any Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

     12.1.7  Pension Plans.  (i) Institution of any steps
             -------------
by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $5,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

     12.1.8  Withdrawal Liability Under Multiemployer Plans.
             ----------------------------------------------
The Company or any ERISA Affiliate shall make a complete or partial withdrawal from a Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall notify such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $5,000,000, unless and only for as long as such liability shall be contested in good faith and such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

     12.1.9  Judgments and Attachments.  Any money
             -------------------------
judgment, writ or warrant of attachment or similar process involving in any case a final judgment in an amount in excess of $5,000,000 shall be entered or filed against the Company or any Material Subsidiary or any of their respective assets and shall remain unsatisfied, undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder.

     12.1.10  Change in Control.  Any Change in Control shall
              -----------------
occur.

     12.2  Effect of Event of Default.  If any Event of Default
           --------------------------
described in Section 12.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Notes and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and if any other Event of Default occurs and is continuing, the Agent may, and upon written request of the Required Lenders shall, by written notice to the Company declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Notes and all other obligations hereunder to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Notes and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or other notice of any kind. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or Section 12.1.4 may be waived by the written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Lenders.

     SECTION 13  THE AGENT.

     13.1  Authorization.  Each Lender authorizes the Agent to
           -------------
act on behalf of such Lender to the extent provided herein or in any other document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto.

     13.2  Indemnification.  Each Lender agrees to reimburse and
           ---------------
indemnify the Agent for, and hold the Agent harmless against, a share (determined in accordance with such Lender's Percentage) of any loss, damage, penalty, action, judgment, obligation, cost, disbursement, liability or expense (including reasonable attorneys' fees) which may at any time be incurred by the Agent (and for which the Agent is not reimbursed by the Company) arising out of or in connection with the performance of its obligations or the exercise of its powers hereunder or any other document or instrument delivered hereunder or in connection herewith, as well as the costs and expenses of defending against any claim against the Agent arising hereunder or thereunder, provided that no Lender shall be liable for any of the foregoing which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or willful misconduct. The provisions of this Section
13.2 shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

     13.3  Exculpation.  The Agent shall be entitled to rely
           -----------
upon advice of counsel concerning legal matters, and upon this Agreement and any schedule, certificate, statement, report, notice or other writing which it believes to be genuine or to have been presented by a proper person. Neither the Agent nor any of its directors, officers, employees or agents shall (i) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Agreement or any other instrument or document delivered hereunder or in connection herewith, (ii) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any collateral security, (iii) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Company or any other obligor of its obligations, or (iv) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity.

     13.4  Credit Investigation.  Each Lender acknowledges that
           --------------------
it has made such inquiries and taken such care on its own behalf as would have been the case had such Lender's Commitment been granted and such Lender's Loans been made directly by such Lender to the Company without the intervention of the Agent or any other Lender. Each Lender agrees and acknowledges that the Agent makes no representations or warranties about the creditworthiness of the Company or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement or any Note or the value of any security therefor.

     13.5  Agent and Affiliates.  The Agent in its individual
           --------------------
capacity shall have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from and generally engage in any kind of business with the Company or any affiliate thereof as if the Agent were not the Agent hereunder.

     13.6  Action on Instructions of the Required Lenders.  As
           ----------------------------------------------
to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement and collection of the Loans), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall in all cases be fully protected in acting or refraining from acting upon the written instructions (i) from the Required Lenders, except for instructions which under the express provisions hereof must be received by the Agent from all Lenders, and (ii) in the case of such instructions, from all Lenders. In no event will the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The relationship between the Agent and the Lenders is and shall be that of agent and principal only and nothing herein contained shall be construed to constitute the Agent a trustee for any holder of a Note or of a participation therein nor to impose on the Agent duties and obligations other than those expressly provided for herein.

     13.7  Funding Reliance.  (a) Unless the Agent receives
           ----------------
notice from a Lender by 12:00 noon, Portland time, on the day of a proposed borrowing that such Lender will not make available to the Agent the amount which would constitute its Percentage of such borrowing in accordance with Section 2.1.3, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make a corresponding amount available to the Company. If and to the extent such Lender has not made any such amount available to the Agent, such Lender and the Company jointly and severally agree to repay such amount to the Agent forthwith on demand, together with interest thereon (i) in the case of the Company, the interest rate applicable to Loans comprising such borrowing and (ii) in the case of such Lender, the Federal Funds Rate (or, beginning on the third Business Day after demand, the rate set forth in clause
(i)). Nothing set forth in this clause (a) shall relieve any Lender of any obligation it may have to make any Loan hereunder.

     (b) Unless the Agent receives notice from the Company prior to the due date for any payment hereunder that the Company does not intend to make such payment, the Agent may assume that the Company has made such payment and, in reliance upon such assumption, make available to each Lender its share of such payment. If and to the extent that the Company has not made any such payment to the Agent, each Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to the Agent forthwith on demand, together with interest thereon at the Federal Funds Rate (or, beginning on the third Business Day after demand, at the Alternate Base Rate). Nothing set forth in this clause (b) shall relieve the Company of any obligation it may have to make any payment hereunder.

     13.8  Resignation.  The Agent may resign as such at any
           -----------
time upon at least 30 days' prior notice to the Company and the Lenders. In the event of any such resignation, the Required Lenders (with, so long as no Event of Default or Unmatured Event of Default exists, the consent of the Company, which consent shall not be unreasonably delayed or withheld) shall as promptly as practicable appoint a successor Agent. If no successor shall have been so appointed, and shall have accepted such appointment, within 30 days after the giving of notice of such resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America having a combined capital, surplus and undivided profits of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations under this Agreement. After any resignation pursuant to this Section 13.8, the provisions of this Section 13 shall inure to the benefit of the retiring Agent as to any actions taken or omitted to be taken by it while it was Agent hereunder.

     SECTION 14  GENERAL.

     14.1  Waiver; Amendments.  No delay on the part of the
           ------------------
Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by the Agent and signed and delivered by Lenders having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (i) extend or increase the Commitment Amount, (ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iv) change the definition of Required Lenders or otherwise reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent or (v) amend this sentence without, in each case, the consent of all Lenders. No provisions of Section 13 shall be amended, modified or waived without the written consent of the Agent.

     14.2  Confirmations.  The Company and each holder of a Note
           -------------
agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

     14.3  Notices.  Except as otherwise provided in Sections
           -------
2.1.3 and 2.1.4, all notices hereunder shall be in writing (including, without limitation, facsimile transmission) and shall be sent to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other party, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when receipt is confirmed by confirming transmission equipment or acknowledged by the addressee; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery shall be deemed to have been given when received. For purposes of Sections 2.1.3 and 2.1.4, the Agent shall be entitled to rely on telephonic instructions from any person that the Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.

     14.4  Subsidiary References.  The provisions of this
           ---------------------
Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

     14.5  Regulation U.  Each Lender represents that it in good
           ------------
faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

     14.6  Costs, Expenses and Taxes.  The Company agrees to pay
           -------------------------
on demand all reasonable out-of-pocket costs and expenses of the Agent (including the fees and charges of counsel for the Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution and delivery of this Agreement and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including, without limitation, any amendment, supplement or waiver to this Agreement or any such other document). The Company further agrees to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees, court costs and other legal expenses and allocated costs of staff counsel) incurred by the Agent and each Lender after the occurrence of an Event of Default in enforcing any right hereunder or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Company hereunder. In addition, the Company agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp, transfer or other similar taxes which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other document provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this Section 14.6 shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

     14.7  Indemnification by the Company.  In consideration of
           ------------------------------
the execution and delivery of this Agreement by the Agent and the Lenders and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Agent, each Lender and each of the officers, directors, employees and agents of the Agent and each Lender (collectively the "Lender Parties" and individually each a "Lender Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and charges and allocated costs of staff counsel (collectively called the "Indemnified Liabilities"), incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to,
(i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (ii) the use, handling, release, discharge, transportation, storage, treatment or disposal of any

"hazardous waste" or "hazardous material" (each as defined in any applicable Environmental Law) at any real property owned or leased by the Company or any Subsidiary or used by the Company or any Subsidiary in its business or operations or (iii) the enforcement of this Agreement or any Note by any of the Lender Parties, except for any such Indemnified Liabilities arising on account of any such Lender Party's bad faith, gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 14.7 shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

     14.8  Successors and Assigns.  This Agreement shall be
           ----------------------
binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent. The Company may not assign its rights or obligations hereunder without the prior written consent of all Lenders.

     14.9  Assignments; Participations.
           ---------------------------

     14.9.1  Assignments.  Any Lender may, with the prior
             -----------
written consents of the Company and the Agent (which consents shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more commercial banks or other financial institutions (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee"), all or any fraction of such Lender's Syndicated Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Syndicated Loans) in a minimum aggregate amount equal to the lesser of (i) the assigning Lender's remaining Commitment and (ii) $5,000,000; provided, however, that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than the Company is then obligated to pay to the assigning Lender under such Section; (b) no assignment and delegation may be made to any Person if the assigning Lender would be assigning and delegating its entire Commitment and, at the time of such assignment and delegation, the assigning Lender would have any Competitive Bid Loan outstanding; and (c) the Company and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

           (x) five Business Days (or such lesser period of time as the Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such assigning Lender and the Assignee,

           (y) the assigning Lender and the Assignee shall have executed and delivered to the Company and the Agent an assignment agreement substantially in the form of Exhibit J (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent and the Company, and

           (z) the assigning Lender or the Assignee shall have paid the Agent a processing fee of $2,500.

From and after the date on which the conditions described in clause (c) above have been met, (x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and
(y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Company shall execute and deliver to the Agent (for delivery to the Assignee and the Assignor, as applicable) a new Syndicated Loan Note in the principal amount of the Assignee's Commitment and, if the assigning Lender has retained a Commitment hereunder, a replacement Syndicated Loan Note in the principal amount of the Commitment retained by the assigning Lender (such Syndicated Loan Note to be in exchange for, but not in payment of, the predecessor Syndicated Loan Note held by such assigning Lender). Each such Syndicated Loan Note shall be dated the effective date of such assignment. The assigning Lender shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Lender.
Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall be null and void.

     Notwithstanding the foregoing provisions of this Section
14.9.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Syndicated Loans and its Syndicated Loan Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).

     14.9.2  Participations.  Any Lender may at any time
             --------------
sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Lender, the Note held by such Lender, the Commitment of such Lender or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain the holder of its Note for all purposes of this Agreement and (y) the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder. No Participant shall have any direct or indirect voting rights hereunder (except that a Lender may grant a Participant rights with respect to any of the events described in the penultimate sentence of Section 14.1). The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Section 7.6 and Section 8 as if it were a Lender (provided that no Participant shall receive any greater compensation pursuant to such Sections than would have been paid to the participating Lender if no participation had been sold).

     14.10  Governing Law.  THIS AGREEMENT AND EACH NOTE SHALL BE
            -------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
All obligations of the Company and rights of the Agent and the Lenders expressed herein or in the Notes shall be in addition to and not in limitation of those provided by applicable law.

     14.11  Counterparts.  This Agreement may be executed in any
            ------------
number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. When counterparts executed by all of the parties hereto shall have been lodged with the Agent (or, in the case of any Lender as to which an executed counterpart shall not have been so lodged, the Agent shall have received confirmation from such Lender of execution of a counterpart hereof by such Lender), this Agreement shall become effective as of the date hereof, and at such time the Agent shall notify the Company and each Lender.

     14.12  Forum Selection and Consent to Jurisdiction.  ANY
            -------------------------------------------
LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE, MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     14.13  Maximum Interest Rate.  It is the express intention
            ---------------------
of the Agent, each Lender and the Company that nothing contained in this Agreement, any Note, or in any other loan document shall require the Company, or any other person obligated under this Agreement or any Note to pay any interest (before or after an Event of Default, as scheduled, compounded, or otherwise accrued or charged) hereunder or under any Note at a rate exceeding the maximum permissible rate under applicable law. If the Company should pay or the Agent or any Lender should collect or receive any interest in excess of the rate specified in the preceding sentence, such payment shall be deemed to be the property of the Company in all regards, and shall be held by the Agent or the Lender, as the case may be, for the benefit of the Company, and shall be repaid to the Company with interest accrued thereon from the date of receipt by the Agent or the Lender, as the case may be, to the date of repayment to the Company, at the overnight Federal Funds Rate as determined by the Agent.

     14.14  Waiver of Jury Trial.  THE COMPANY, THE AGENT AND
            --------------------
EACH LENDER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY RELATED DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM OR RELATING TO ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     14.15  Oregon Legal Notice.  WITHOUT LIMITING THE VALIDITY
            -------------------
OF THE CHOICE OF NEW YORK LAW PROVIDED HEREIN, UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS AFTER THE EFFECTIVE DATE OF THE ACT SPECIFIED HEREIN CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL,

FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE. THE ACT SPECIFIED HEREIN MEANS CHAPTER 967 OREGON LAWS 1989, THE EFFECTIVE DATE OF WHICH WAS OCTOBER 3, 1989.

Delivered at Portland, Oregon, as of the day and year first above written.

                                   FRED MEYER, INC.


                                   By  MICHAEL H. DON
                                       -----------------------------------
                                       Vice President and Corporate
                                       Treasurer

                                   3800 S.E. 22nd Avenue
                                   P.O. Box 42121
                                   Portland, Oregon  97242
                                   Attention:  Michael H. Don
                                               Vice President and
                                               Corporate Treasurer
                                   Facsimile:  503-797-5299


                                   THE BANK OF NOVA SCOTIA,
                                   individually and as Agent


                                   By  ERRETT HUMMEL
                                       -----------------------------------
                                   Title  Relationship Manager
                                          --------------------------------

                                   888 S.W. Fifth Ave., Suite 750
                                   Portland, Oregon  97204
                                   Attention:  Errett Hummel
                                               Relationship Manager
                                   Facsimile:  503-222-5502


                                   FIRST INTERSTATE BANK OF
                                   OREGON, N.A.


                                   By MARCIA J. JANNER
                                      ------------------------------------
                                      Marcia J. Jannner, Vice President

                                   1300 S.W. Fifth Avenue, T-19
                                   Portland, Oregon  97201
                                   Attention:  Marcia J. Janner
                                               Vice President
                                   Facsimile:  503-225-3162

                                   WEST ONE BANK, IDAHO


                                   By  JAMES C. AALBERG
                                       -----------------------------------
                                       James C. Aalberg, Vice President

                                   P.O. Box 8247
                                   Boise, Idaho  83733
                                   Attention:  Trudy Jackson
                                               Assistant Vice President
                                   Facsimile:  208-383-7563


                                   CREDIT SUISSE


                                   By  DAVID WORTHINGTON
                                       -----------------------------------
                                       David Worthington
                                   Title  MSM
                                          --------------------------------

                                   By  MARILOU PANELZUELA
                                       -----------------------------------
                                       Marilou Palenzuela
                                   Title  MSM
                                          --------------------------------

                                   633 W. Fifth St., 64th Floor
                                   Los Angeles, California  90071
                                   Attention:  Rita Asa
                                   Facsimile:  213-955-8245


                                   BANQUE NATIONALE DE PARIS, by
                                   and through its San Francisco,
                                   California Agency


                                   By  KATHIE WOLFE
                                       -----------------------------------
                                   Title  VP
                                          --------------------------------

                                   180 Montgomery Street
                                   San Francisco, California  94104
                                   Attention:  Donald A. Hart
                                               Treasurer
                                   Facsimile:  415-989-9041
                            SCHEDULE I

                   COMMITMENTS AND PERCENTAGES


Lender                                     Commitment        Percentage
- ------                                     ----------        ----------

The Bank of Nova Scotia                   $ 35,000,000            35%

First Interstate Bank of Oregon, N.A.     $ 20,000,000            20%

West One Bank, Idaho                      $ 15,000,000            15%

Credit Suisse                             $ 15,000,000            15%

Banque Nationale de Paris                 $ 15,000,000            15%
                                           -----------           ----

TOTAL                                     $100,000,000           100%

                           SCHEDULE II

                     SCHEDULE OF SUBSIDIARIES




                                                       Percentage
                                   Jurisdiction        Owned By The
                                        Of             Company and
Subsidiary                         Organization      Its Subsidiaries
- ----------                         ------------      ----------------

B&B Stores, Inc.                    Montana                100%
B&B Pharmacy, Inc.                  Montana                100%
CB&S Advertising Agency, Inc.       Oregon                 100%
Distribution Trucking Company       Oregon                 100%
FM Holding Corporation              Delaware               100%
Grand Central, Inc.                 Utah                   100%
FM Retail Services, Inc.            Washington             100%
Fred Meyer (HK) Limited             Hong Kong              100%
Fred Meyer, Inc.
  (a Washington corporation)        Washington             100%
Fred Meyer of Alaska, Inc.          Alaska                 100%
Fred Meyer of California, Inc.      California             100%
Natur Glo, Inc.                     Oregon                 100%
Roundup Co.                         Washington             100%

                            EXHIBIT A

                             FORM OF
                   COMPETITIVE BID QUOTE REQUEST



                                    _____________________, 19____

The Bank of Nova Scotia
888 S.W. Fifth Avenue, Suite 750
Portland, Oregon  97204

Attention:  Jay Daughenbaugh
            Facsimile:  (503) 222-5502
            Telephone:  (503) 222-4396

     This instrument constitutes a Competitive Bid Quote Request under, and as defined by, the Credit Agreement dated as of March 6, 1995 (as amended or modified and in effect from time to time, the "Credit Agreement") among the undersigned Fred Meyer, Inc., a Delaware corporation (the "Company"), the Lenders which are parties thereto, and The Bank of Nova Scotia, as Agent. Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

     The Company hereby requests Competitive Bid Loan(s), subject to the terms of the Credit Agreement, as follows:

     (a)  Date of borrowing (the "Borrowing Date") (which is a Business
          Day): _________________, 19___.<F1>  Quotation Date for Set Rate
          Loans if before the Borrowing Date:  ________________, 19___.

     (b)  Aggregate principal amount of Competitive Bid Loans requested:
          $_____________ ("Maximum Request").<F2>

     (c) Number of Competitive Bid Loans requested and principal amounts thereof: _________________ Competitive Bid Loan(s) in the amount of $________________, $_______________ and
          $________________, respectively.

___________________
<F1>  At least one (1) Business Day after the delivery of this
      Competitive Bid Quote Request in the case of a Set Rate Auction and at least four (4) Business Days after delivery of this Competitive Bid Quote Request in the case of a Eurodollar Auction.
<F2>  Subject to the terms of the Credit Agreement, a minimum of
      $5,000,000 and, for amounts in excess thereof, an integral multiple of$1,000,000.
     (d)  Interest Period(s) and its/their maturity date(s):

          Principal Amount<F3>    Maturity Date<F4>    Type of Loan<F5>
          ----------------        -------------        ------------

          $

          $

          $

     The Company hereby represents and warrants that immediately following the making of the Competitive Bid Loan(s) requested above:

          (1)  the aggregate principal amount of all outstanding
     Syndicated Loans will be $________________;

          (2)  the aggregate principal amount of all outstanding
     Competitive Bid Loans will be $______________; and

          (3) the sum of items (1) and (2) above will be $____________, which is equal to or less than the Commitment Amount of $_______________.

     The Company further certifies and warrants that at the time hereof the applicable conditions precedent under Section 11 have been satisfied.

     The Company agrees that if prior to the time of the Competitive Bid Loan related hereto, any matter certified to, confirmed, represented or warranted herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

     IN WITNESS WHEREOF, the Company has caused this Competitive Bid Quote Request to be executed and delivered by its duly authorized officer this _____ day of _______________, 19____.

                              FRED MEYER, INC.


                              By: ______________________________________
                              Name: ____________________________________
                              Title: ___________________________________

___________________
<F3>  Subject to the terms of the Credit Agreement, a minimum of
      $5,000,000 and, for amounts in excess thereof, an integral multiple of $1,000,000.
<F4>  For each Interest Period for a Set Rate Loan, no earlier than seven (7) days after the Borrowing Date requested herein, and no later than the earlier of (a) ninety (90) days after such Borrowing Date, and (b) the Termination Date. For each Interest Period for a Eurodollar Competitive Bid Loan, subject to the terms of the Credit Agreement, a period commencing on the Borrowing Date requested herein and ending on, but excluding, the numerically corresponding day in the first, second, or third calendar thereafter; provided that the Interest Period shall in no event extend beyond the Termination Date.
<F5>  Set Rate Loan (SRL) or Eurodollar Competitive Bid Loan (ECL).
                            EXHIBIT B

                             FORM OF
               INVITATION FOR COMPETITIVE BID QUOTES


                                    _____________________, 19____


To:  [Name of Lender]

Re:  Invitation for Competitive Bid Quotes to
     Fred Meyer, Inc. (the "Company")


     Pursuant to Section 2.2.3 of the Credit Agreement dated as of March 6, 1995 (as amended or modified and in effect from time to time, the "Credit Agreement") among the Company, the Lenders which are parties thereto, and the undersigned, as Agent, we are pleased on behalf of the Company to invite you to submit Competitive Bid Quotes to the Company for the following proposed Competitive Bid Loans:


Date of Borrowing:  ________________________________, 19____

                                                                   Eurodollar
                                                              Competitive Bid Rate
Principal Amount     Interest Period     Type of Loan<F1>    (Reserve Adjusted)<F2>
- ----------------     ---------------     ----------------    ----------------------
1.

2.

3.

     Your Competitive Bid Quote must comply with Section 2.2.3 of the Credit Agreement and the foregoing terms in which the Competitive Bid Quote Request was made. Terms not otherwise expressly defined herein shall have the meaning set forth in the Credit Agreement.

     Please respond to this invitation by no later than [10:00 a.m.<F3>/ 2:00 p.m.<F4>] Portland time on __________________________, 19_____.

                              THE BANK OF NOVA SCOTIA, as Agent


                              By:_________________________________________
                                 Authorized Officer

___________________
<F1>  Set Rate Loan (SRL) or Eurodollar Competitive Bid Rate Loan (ECL).
<F2>  Applicable to Eurodollar Competitive Bid Loans.
<F3>  Set Rate Loan.
<F4>  Eurodollar Competitive Bid Loan.
                            EXHIBIT C

                             FORM OF
                      COMPETITIVE BID QUOTE



                     COMPETITIVE BID QUOTE
                              FROM
                  _________________________<F1>
           (Contact Person: _________________________)
               (Telephone No.: ___________________)



The Bank of Nova Scotia
888 S.W. Fifth Avenue, Suite 750
Portland, Oregon  97205

Attention:  Jay Daughenbaugh
            Facsimile:  (503) 222-5502
            Telephone:  (503) 222-4396

     This instrument constitutes an irrevocable Competitive Bid Quote for one or more Competitive Bid Loans under, and as defined by, the Credit Agreement dated as of March 6, 1995 (as amended or modified and in effect from time to time, the "Credit Agreement") among Fred Meyer, Inc. a Delaware corporation (the "Company"), the various financial institutions (including the undersigned (the "Lender")) which are parties thereto, and The Bank of Nova Scotia, as Agent. Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

     (1) The Company's related Competitive Bid Quote Request inviting this Competitive Bid Quote has requested Competitive Bid Loan(s), subject to the terms of the Credit Agreement, in the aggregate principal amount of $_______________ ("Maximum Request") with a date of borrowing of ______________________, 19____ (the "Borrowing Date").

     (2) The Lender hereby offers to make the following Competitive Bid Loan(s) on the Borrowing Date provided that the Company may accept bids for such Loans up to $_____________ in the aggregate ("Maximum Offer"):














___________________
<F1>  Name of Lender Submitting Bid.

Principal Amount<F2>     Maturity Date      Type          Set             Eurodollar
- --------------------      of Interest        of         Rate<F4>        Competitive Bid
                            Period         Loan<F3>     --------         Rate (Reserve
                         -------------     --------                      Adjusted) +/-
                                                                     Eurodollar Margin<F4>
                                                                     ---------------------
$

$

$

     (3) The Lender acknowledges that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) the Lender to make the Competitive Bid Loan(s) for which any offer(s) are accepted by the Company, in whole or in part, in accordance with the terms of the Credit Agreement.

Dated: ______________________    _____________________________________<F5>


                                 By: _________________________________
                                 Name: _______________________________
                                 Title: ______________________________







___________________
<F2>  A minimum of $5,000,000, and, for amounts in excess thereof, an integral multiple of $1,000,000 for each Competitive Bid Loan.
<F3>  Set Rate Loan (SRL) or Eurodollar Competitive Bid Rate Loan (ECL).
<F4>  Insert the rate of interest per annum (expressed to the nearest
      1/10,000 of 1%).
<F5>  Name of Lender submitting Competitive Bid Quote.
                            EXHIBIT D

                             FORM OF
                      COMPETITIVE BID LOAN
                         ACKNOWLEDGMENT



The Bank of Nova Scotia
888 S.W. Fifth Avenue, Suite 750
Portland, Oregon  97205

Attention:  Jay Daughenbaugh

     This instrument constitutes a Competitive Loan Acknowledgment under, and as defined by, the Credit Agreement dated as of March 6, 1995 (as amended or modified and in effect from time to time, the "Credit Agreement") among Fred Meyer, Inc., a Delaware corporation (the "Company"), the Lenders which are parties thereto, and The Bank of Nova Scotia, as Agent. Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

     Pursuant to Section 2.2.3(e) of the Credit Agreement, the Company hereby confirms its [acceptance of the Competitive Bid Quote]
[acceptance of a portion of the Competitive Bid Quote ("Portion")] dated ________________, 19____, for the Competitive Bid Loan(s) to take place on ______________________, 19___, on the following terms:

     A.   Competitive Bid Loan.
          --------------------

          1.   Principal Amount of
               Competitive Bid Loan             $____________________

          2.   Type of Competitive Bid Loan      ____________________

          3.   Competitive Bid Loan
               maturity date                     ____________, 19____

          4.   Amount of, and (a) Set Rate or
               (b) Eurodollar Competitive Bid
               Rate (Reserve Adjusted) +/-
               Eurodollar Margin for, each Portion

               [Bidding Lender]                  $__________ at _____%
               [Bidding Lender]                  $__________ at _____%
               [Bidding Lender]                  $__________ at _____%

     B.   Competitive Bid Loan.
          --------------------

          1.   Principal Amount of
               Competitive Bid Amount            $___________________

          2.   Type of Competitive Bid Loan       ___________________

          3.   Competitive Bid Loan
               maturity date                      ___________, 19____

          4.   Amount of, and (a) Set Rate or
               (b) Eurodollar Competitive Bid
               Rate (Reserve Adjusted) +/-
               Eurodollar Margin for, each Portion

               [Bidding Lender]                   $__________ at _____%
               [Bidding Lender]                   $__________ at _____%
               [Bidding Lender]                   $__________ at _____%

     C.   Competitive Bid Loan.<F1>
          --------------------

          1.   Principal Amount of
               Competitive Bid Loan              $___________________

          2.   Type of Competitive Bid Loan       ___________________

          3.   Competitive Bid Loan
               maturity date                      ___________, 19____

          4.   Amount of, and (a) Set Rate or
               (b) Eurodollar Competitive Bid Rate
               (Reserve Adjusted) +/- Eurodollar
               Margin for, each Portion

               [Bidding Lender]                  $__________ at _____%
               [Bidding Lender]                  $__________ at _____%
               [Bidding Lender]                  $__________ at _____%

     The Company hereby confirms to each Lender that the above-described Competitive Bid Quote, or Portion(s) thereof, were accepted or rejected in accordance with Section 2.2.3 of the Credit Agreement.

     The Company hereby further certifies and warrants that at the time hereof the applicable conditions precedent under Section 11 have been satisfied.

     The undersigned hereby confirms that the proposed Competitive Loan is to be made available to it in accordance with Section 2.2.4 of the Credit Agreement.

     The Company hereby represents and warrants that immediately following the making of the Competitive Bid Loan(s):

          (1)  the aggregate principal amount of all outstanding
     Syndicated Loans will be $________________;

          (2)  the aggregate principal amount of all outstanding
     Competitive Bid Loans will be $______________; and

          (3) the sum of items (1) and (2) above will be $_______________, which is equal to or less than the Commitment Amount of $____________.

__________________
<F1>  Repeat as necessary.
     Except to the extent, if any, that prior to the time of the Competitive Bid Loan related hereto the Agent has received written notice to the contrary from the Company, each matter certified to in the Competitive Bid Quote Request related hereto shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

     The Company has caused this Competitive Bid Loan Acknowledgment to be executed and delivered, and the certification and warranties contained herein to be made, by its authorized officer this _____ day of __________________________, 19____.

                              FRED MEYER, INC.


                              By: ______________________________________
                              Name: ____________________________________
                              Title: ___________________________________
                            EXHIBIT E

                             FORM OF
                       COMPETITIVE BID LOAN
                          CONFIRMATION


______________________, 19____

To all Lenders Submitting Competitive Bid
Quotes Under the Credit Agreement.


     This instrument constitutes a Competitive Loan Confirmation under, and as defined by, the Credit Agreement dated as of March 6, 1995 (as amended or modified and in effect from time to time, the "Credit Agreement") among Fred Meyer, Inc., a Delaware corporation (the "Company"), the Lenders which are parties thereto, and The Bank of Nova Scotia, as Agent. Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

     The Company delivered to the Lender a Competitive Bid Quote Request on _________________, 19____, and the following Bid(s) were accepted on _________________, 19___ (the "Competitive Bid Loan Acceptance Date") on the following terms:

     A.   Competitive Bid Loan.
          --------------------

          1.   Principal Amount of
               Competitive Bid Loan             $____________________

          2.   Type of Competitive Bid Loan      ____________________

          3.   Competitive Bid Loan
               maturity date                     ____________, 19____

          4.   Amount of, and (a) Set Rate or
               (b) Eurodollar Competitive Bid
               Rate (Reserve Adjusted) +/-
               Eurodollar Margin for, each Portion

               [Bidding Lender]                  $__________ at _____%
               [Bidding Lender]                  $__________ at _____%
               [Bidding Lender]                  $__________ at _____%

     B.   Competitive Bid Loan.
          --------------------

          1.   Principal Amount of
               Competitive Bid Amount            $___________________

          2.   Type of Competitive Bid Loan       ___________________

          3.   Competitive Bid Loan
               maturity date                      ___________, 19____

          4.   Amount of, and (a) Set Rate or
               (b) Eurodollar Competitive Bid
               Rate (Reserve Adjusted) +/-
               Eurodollar Margin for, each Portion

               [Bidding Lender]                   $__________ at _____%
               [Bidding Lender]                   $__________ at _____%
               [Bidding Lender]                   $__________ at _____%

     C.   Competitive Bid Loan.<F1>
          --------------------

          1.   Principal Amount of
               Competitive Bid Loan              $___________________

          2.   Type of Competitive Bid Loan       ___________________

          3.   Competitive Bid Loan
               maturity date                      ___________, 19____

          4.   Amount of, and (a) Set Rate or
               (b) Eurodollar Competitive Bid Rate
               (Reserve Adjusted) +/- Eurodollar
               Margin for, each Portion

               [Bidding Lender]                  $__________ at _____%
               [Bidding Lender]                  $__________ at _____%
               [Bidding Lender]                  $__________ at _____%

     D. The aggregate outstanding balance of all Competitive Bid Loans is $____________________.<F2>

                              THE BANK OF NOVA SCOTIA, as Agent


                              By: ______________________________________
                              Name: ____________________________________
                              Title: ___________________________________
















___________________
<F1>  Repeat as necessary.
<F2>  After giving effect to the Competitive Bid Loan(s) being confirmed.
                            EXHIBIT F

                 FORM OF REQUEST FOR EXTENSION OF
                         TERMINATION DATE


                              [Date]


[Name and Address of Lender]

     Pursuant to the Credit Agreement dated as of March 6, 1995 (as amended or otherwise modified, the "Credit Agreement") among Fred Meyer, Inc. (the "Company"), various financial institutions and The Bank of Nova Scotia, by and through its Portland, Oregon Branch, as Agent, this represents the Company's request to extend the Termination Date (as defined in the Credit Agreement) by 364 days.

     Please indicate whether you consent to such extension of the Termination Date by signing the attached copy of this Extension Request in the space provided below and returning the same to the undersigned within 30 days of the date of this request.

                              Very truly yours,

                              FRED MEYER, INC.


                              By: ______________________________________
                              Title: ___________________________________

[Name of Lender]

Date: ____________________

ACCEPTS   _______
REJECTS   _______


By: _______________________________
Title:_____________________________

                            EXHIBIT G

                             FORM OF
                       SYNDICATED LOAN NOTE

$_______________________                _________________, 199___
                                         Portland, Oregon

     FOR VALUE RECEIVED, FRED MEYER, INC., a Delaware corporation (the "Company") promises to pay to the order of ___________________________ at the principal office of THE BANK OF NOVA SCOTIA (the "Agent") in Portland, Oregon, on the date(s) set forth in the Credit Agreement referred to below, ___________________ Dollars ($______________) or, if less, the aggregate unpaid amount of all Syndicated Loans made by the payee to the Company pursuant to the Credit Agreement (as shown in the records of the payee or, at the payee's option, on the schedule attached hereto).

     The Company further promises to pay interest on the unpaid principal amount of each Loan evidenced hereby from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

     This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of March 6, 1995 (herein, as amended or otherwise modified from time to time, called the "Credit Agreement"), among the Company, certain financial institutions (including the payee) and the Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or may have its due date accelerated.

     In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the Company further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise, and whether or not litigation is actually commenced. In the event the holder of this Note is made a party to any litigation because of the existence of the indebtedness evidenced by this Note, the Company shall reimburse the holder for its costs and reasonable attorneys' fees incurred with respect to such litigation. In the event litigation is commenced by a party hereto to enforce or interpret any provision of this Note, or to collect any amount due hereunder, the prevailing party in such litigation shall be entitled to receive, in addition to all other sums and relief, its reasonable costs and attorneys' fees, incurred both at and in preparation for trial and any appeal or review, such amount to be set by the court(s) before which the matter is heard. The Company also agrees to pay any attorneys' fee incurred by the holder of this Note in connection with any bankruptcy or similar proceedings wherein the Company is the debtor. Except as set forth in the Credit Agreement, each of the Company and each guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                              FRED MEYER, INC.


                              By _______________________________________
                                 Vice President and Corporate Treasurer

Schedule attached to Note dated _____________________, 199____, of
FRED MEYER, INC. ________________ payable to the order of ______________
__________________________.

Date and            Date and
Amount of           Amount of
Loan or of          Repayment or of
Conversion from     Conversion into                  Unpaid
Another Type of     Another Type of     Interest     Principal     Notation
Loan                Loan                Period       Balance       Made by

                  1.  ALTERNATE BASE RATE LOANS

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________


                       2.  EURODOLLAR LOANS

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

                            EXHIBIT H

                             FORM OF
                    COMPETITIVE BID LOAN NOTE

$100,000,000                              _________________, 199___
                                          Portland, Oregon

     FOR VALUE RECEIVED, FRED MEYER, INC., a Delaware corporation (the "Company"), promises to pay to the order of ___________________________ at the principal office of THE BANK OF NOVA SCOTIA (the "Agent") in Portland, Oregon, on the date(s) set forth in the Credit Agreement referred to below, One Hundred Million and No/100 Dollars ($100,000,000) or, if less, the aggregate unpaid amount of all Competitive Bid Loans made by the payee to the Company pursuant to the Credit Agreement (as shown in the records of the payee or, at the payee's option, on the schedule attached hereto).

     The Company further promises to pay interest on the unpaid principal amount of each Loan evidenced hereby from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

     This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of March 6, 1995 (herein, as amended or otherwise modified from time to time, called the "Credit Agreement"), among the Company, certain financial institutions (including the payee) and the Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or may have its due date accelerated.

     In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the Company further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise, and whether or not litigation is actually commenced. In the event the holder of this Note is made a party to any litigation because of the existence of the indebtedness evidenced by this Note, the Company shall reimburse the holder for its costs and reasonable attorneys' fees incurred with respect to such litigation. In the event litigation is commenced by a party hereto to enforce or interpret any provision of this Note, or to collect any amount due hereunder, the prevailing party in such litigation shall be entitled to receive, in addition to all other sums and relief, its reasonable costs and attorneys' fees, incurred both at and in preparation for trial and any appeal or review, such amount to be set by the court(s) before which the matter is heard. The Company also agrees to pay any attorneys' fee incurred by the holder of this Note in connection with any bankruptcy or similar proceedings wherein the Company is the debtor. Except as set forth in the Credit Agreement, each of the Company and each guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                              FRED MEYER, INC.


                              By _______________________________________
                                 Vice President and Corporate Treasurer

Schedule attached to Note dated _____________________, 199____, of FRED MEYER, INC. $100,000,000 payable to the order of ______________________
__________________.

Date and       Date and        Unpaid
Amount of      Amount of       Principal        Notation
Loan           Repayment       Balance          Made by

                        1.  SET RATE LOANS

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________


               2.  EURODOLLAR COMPETITIVE BID LOANS

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

                            EXHIBIT I

                             FORM OF
                        OPINION OF COUNSEL

          [Letterhead of Stoel Rives Boley Jones & Grey]

                         March ____, 1995



The Bank of Nova Scotia, by and
  through its Portland, Oregon Branch,
  individually and as Agent, and
  the other Lenders which are
  parties to the Credit Agreement
  referred to below
888 S.W. Fifth Avenue, Suite
750 Portland, Oregon  97204

     Re:  Credit Agreement dated as of March 6, 1995 among
          Fred Meyer, Inc., various financial institutions
          and The Bank of Nova Scotia, as Agent
          ------------------------------------------------

Gentlemen:

     We have acted as counsel to Fred Meyer, Inc., a Delaware corporation (the "Company"), in connection with the Credit Agreement dated as of March 6, 1995 among the Company, various financial institutions (the "Lenders") and The Bank of Nova Scotia, by and through its Portland, Oregon Branch, as Agent (the "Credit Agreement"). This opinion letter is rendered to you pursuant to Section 11.1.5 of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

     For the purpose of rendering our opinions herein, we have examined
(i) the Credit Agreement and the Notes, (ii) certificates of public officials and of officers of the Company, (iii) certified copies of the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws, (iv) resolutions of the Company's Board of Directors authorizing the Company's participation in the transactions contemplated by the Credit Agreement, and (v) the agreements referred to as "material agreements" in the attached Officer's Certificate of the Company (the "Certificate"). We have also examined such other documents and records, and have made such investigations of law, as we have deemed necessary to enable us to render this opinion. As to the accuracy of certain factual matters, we have relied on certificates and written statements of officers of the Company and factual representations made by the Company within the Credit Agreement.

     For purposes of this opinion, "actual knowledge" means the conscious awareness of facts or other information by Gary R. Barnum or Katherine Fritchman, the persons at this firm principally involved with the transactions contemplated by the Credit Agreement.

     Based on the foregoing and subject to the qualifications below, we are of the opinion that:

     (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as described in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 1994, to enter into the Credit Agreement, to issue the Notes and to carry out the transactions contemplated thereby.

     (2) The Credit Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Credit Agreement and the Notes have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     (3) None of the execution and delivery by the Company of the Credit Agreement and the Notes, the consummation by the Company of the transactions contemplated by the Credit Agreement or compliance by the Company with the terms and conditions of the Credit Agreement and the Notes (a) conflicts with, results in a breach of, or constitutes a default under any of the terms, conditions or provisions of the Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or, to our actual knowledge, any "material agreement" referred to in the Certificate or judicial order by which the Company or any Subsidiary is bound, or (b) to our actual knowledge, results in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary under any such agreement or order.

     (4) Neither the execution and delivery of the Credit Agreement and the Notes nor the payment of the Notes conflicts with any present federal statute binding on the Company or any Delaware statute, rule or regulation contained in or promulgated under the General Corporation Law of the State of Delaware binding on the Company.

     (5) To our actual knowledge, no governmental consents, approvals, authorizations, registrations, declarations or filings are required by the Company in connection with the extensions of credit under the Credit
          Agreement.

     (6) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     The opinions set forth above are subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium, and other similar laws generally affecting creditors, rights and (b) the application of general principles of equity, including, without limitations, the right to specific performance. A court might not enforce certain covenants or allow acceleration of the due date of the Notes if it concludes that such enforcement or acceleration would be unreasonable or not undertaken in good faith under the then existing circumstances, but the inclusion of such remedies does not, in our opinion, affect the validity of the Credit Agreement or the Notes. In addition, no opinion is expressed herein as to Section 14.7 of the Credit Agreement.

     We express no opinion as to (a) the enforceability under certain circumstances of any provision imposing penalties, late payment charges or increases in interest rate upon delinquency in payment or the occurrence of Events of Default, (b) the enforceability of any choice of law provision, (c) the compliance with certain financial covenants under the "material agreements" set forth in the Certificate, or (d) the compliance with applicable anti-fraud provisions of federal or state securities laws.

     The opinions herein expressed are limited to matters governed by the laws of the United States of America and the State of Oregon and, as to the opinions expressed in paragraphs
(1), (2), and (4) above, the General Corporation Law of the State of Delaware, in each case as it exists at the date hereof, and we express no opinion as to the law of any other jurisdiction. In rendering the opinions set forth in paragraph (2) above, we have assumed, as to matters purported to be governed by the laws of the State of New York, that the laws of the State of Oregon and the State of New York do not differ in any material respect.

     This opinion is rendered only to the Agent and the Lenders and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by the Agent or any Lender for any other purpose or quoted to or relied upon by any other person, firm or corporation for any purpose without our prior written consent.

                         Very truly yours,

                         STOEL RIVES BOLEY JONES & GREY


                         By _________________________________________
                            Gary R. Barnum

                            EXHIBIT J

                             FORM OF
                       ASSIGNMENT AGREEMENT

                                         Date:___________________

To:  Fred Meyer, Inc.

     and

     The Bank of Nova Scotia, as Agent

Re:  Assignment under the Credit Agreement referred to below
     -------------------------------------------------------

Gentlemen and Ladies:

     We refer to Section 14.9.1 of the Credit Agreement dated as of March 6, 1995 (as amended or otherwise modified, the "Credit Agreement") among Fred Meyer, Inc. (the "Company"), various financial institutions and The Bank of Nova Scotia, by and through its Portland, Oregon Branch, as agent (the "Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     ____________________ (the "Assignor") hereby sells and assigns to ______________ (the "Assignee"), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to _______% of all of the Syndicated Loans and Commitments, such sale, purchase, assignment and assumption to be effective as of ___________________, 199_, or such later date on which the Company and the Agent shall have consented hereto (the "Effective Date"). After giving effect to such sale, purchase, assignment and assumption, the Assignee's Percentage for purposes of the Credit Agreement will be as set forth opposite the Assignee's name on the signature pages hereof.

     The Assignor hereby instructs the Agent to make all payments from and after the Effective Date in respect of the interest assigned hereby directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees, the Assignee will promptly remit the same to the Assignor.

     The Assignee hereby confirms that it has received a copy of the Credit Agreement and the exhibits and schedules related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the initial Loans thereunder. The Assignee acknowledges and agrees that it (i) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Commitment been granted and its Syndicated Loans been made directly by the Assignee to the Company without the intervention of the Agent, the Assignor or any other Lender and (ii) has made and will continue to make, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The Assignee further acknowledges and agrees that neither the Agent nor the Assignor has made any representation or warranty about the creditworthiness of the Company or any other party to the Credit Agreement or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any Note or the value of any security therefor. This assignment shall be made without recourse to the Assignor.

     The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.

     The Assignee represents and warrants to the Company and the Agent that, as of the date hereof, the Company will not be obligated to pay any greater amount under Section 7.6 or 8.1 of the Credit Agreement than the Company is obligated to pay to the Assignor under such Section.

     Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

     (a) the Assignee (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a "Lender" under the Credit Agreement as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto; and

     (b) the Assignor shall be released from its obligations under the Credit Agreement to the extent specified in the second paragraph hereof.

     The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in Section 14.9.1 of the Credit Agreement. The payment of the processing fee shall be a condition to the effectiveness of this assignment.

     The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and
Commitment:

     (A)  Address for Notices:

          Institution Name:
          Address:

          Attention:

          Telephone:

          Facsimile:

     (B)  Payment Instructions:

     The Assignee has delivered to the Company and the Agent (or is delivering to the Company and the Agent concurrently herewith) the tax forms referred to in Section 7.6 of the Credit Agreement.

     Please evidence your receipt hereof and consent to the sale, assignment, purchase and assumption set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.

Percentage = ____%                 [ASSIGNEE]

                                   By:____________________________________
                                   Title:

                                   [ASSIGNOR]

                                   By:____________________________________
                                   Title:

ACKNOWLEDGED AND CONSENTED TO
this _____ day of ____________, 199_

THE BANK OF NOVA SCOTIA, as Agent

By:____________________________________
Title:_________________________________

ACKNOWLEDGED AND CONSENTED TO
this _____ day of ____________, 199_

FRED MEYER, INC.

By:____________________________________
Title:_________________________________